Filed Pursuant to Rule 424(b)(5)
Registration No. 333-281812

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell nor do they seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 4, 2026

Preliminary Prospectus Supplement

(To Base Prospectus dated August 28, 2024)

National Grid plc

U.S.$     % Notes due 20

The U.S.$    notes due 20 (the “Notes”) will bear interest at  % per year. Interest on the Notes will be payable semi-annually in arrears on      and      of each year, beginning on     , 2026. The Notes will mature at 100% of their principal amount on     , 20 , subject to the applicable business day convention.

The Notes will be senior unsecured obligations and will rank equally pari passu with all of our existing and future unsubordinated indebtedness (except those obligations preferred by statute or operation of law) and will be effectively subordinated to any secured indebtedness that we may incur in the future and the indebtedness or other obligations of our subsidiaries.

The Notes will be redeemable at our option, in whole or in part, at any time at the redemption price determined in the manner and at the prices described in this prospectus supplement. We may also redeem the Notes, in whole but not in part, at 100% of the principal amount of the Notes being redeemed plus accrued interest to the date of redemption upon the occurrence of certain tax events described in the accompanying base prospectus.

Application will be made for the Notes to be listed on the New York Stock Exchange (the “NYSE”).

For a more detailed description of the Notes, see “Description of the Notes” beginning on page S-11.

Investing in the Notes involves risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement and page 2 of the accompanying base prospectus, and “Item 3D Risk Factors” beginning on page 226 of our Annual Report on Form 20-F for the year ended March 31, 2026, which is incorporated by reference in this prospectus supplement and the accompanying base prospectus, to read about factors you should consider before investing in the Notes.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying base prospectus. Any representation to the contrary is a criminal offense.

	Per Note		Total
Public offering price (1)		%	$
Underwriting discount		%	$
Proceeds, before expenses, to us (1)		%	$

Note:—
(1)	Plus accrued interest from , 2026, if settlement occurs after that date.

The Notes are expected to be ready for delivery to purchasers in registered book-entry form through The Depository Trust Company (“DTC”), against payment in New York, New York, on or about     , 2026. Beneficial interests in the Notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its direct and indirect participants, including Clearstream Banking S.A. (“Clearstream”) and Euroclear Bank SA/NV (“Euroclear”).

Joint Book-Running Managers

Morgan Stanley	SMBC Nikko	TD Securities	Wells Fargo Securities

The date of this prospectus supplement is June , 2026.

PROSPECTUS SUPPLEMENT

BASE PROSPECTUS

We have not, and the underwriters have not, authorized any other person to provide you with any information other than the information contained in this prospectus supplement, the accompanying base prospectus dated August 28, 2024 (the “base prospectus”), any related free writing prospectus filed with the SEC and the documents incorporated by reference herein and therein. Neither we nor the underwriters take responsibility for, or provide any assurance as to the reliability of, any different or additional information. Neither we nor the underwriters are making an offer to sell the Notes in any jurisdiction where the offer or sale is not permitted. You should assume the information appearing in this prospectus supplement, the base prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-i

IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING BASE PROSPECTUS

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of the Notes and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference in each of the prospectus supplement and the accompanying base prospectus. The second part is the accompanying base prospectus, which provides more general information about debt securities we may offer from time to time, some of which does not apply to this offering. When we refer to the “prospectus”, we are referring to both parts of this document combined. If the description of the Notes in the prospectus supplement varies from the description in the base prospectus, the description in the prospectus supplement shall supersede the description in the base prospectus.

The base prospectus contains important information regarding this offering, which is not contained in the prospectus supplement. You are urged to read the base prospectus and the prospectus supplement in full.

In this prospectus supplement, all references to “National Grid”, “NG”, “our company”, “we”, “us” and “our” refer to National Grid plc, unless we state otherwise or as the context requires. In addition, the term “IFRS” means international financial reporting standards as adopted by the International Accounting Standards Board and the term “U.S. GAAP” means generally accepted accounting principles in the United States. Our consolidated financial statements are published in pounds sterling. In this prospectus supplement, “U.S. dollars” or “$” refers to United States currency and “pounds sterling”, “sterling”, “£” or “pence” refers to United Kingdom currency.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus supplement is part of a registration statement on Form F-3 (File No. 333-281812) filed with the SEC under the Securities Act of 1933 (the “Securities Act”). This prospectus supplement “incorporates by reference” certain of the reports and other information that we have filed or furnished with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement. We incorporate by reference in this prospectus supplement the documents listed below:

(i)	Our Annual Report on Form 20-F for the year ended March 31, 2026 filed on June 3, 2026;

(ii)	any future reports on Form 6-K that we may file that indicate that they are incorporated by reference into the Registration Statement to which this prospectus supplement relates.

The information that we file with the SEC, including future filings, automatically updates and supersedes information in documents filed at earlier dates. All information appearing in this prospectus supplement is qualified in its entirety by the information and financial statements, including the notes, contained in the documents that are incorporated by reference in this prospectus supplement. The documents incorporated by reference contain references and links to our website. Information on National Grid’s website or any other website referenced in such documents is not incorporated into this prospectus supplement and should not be considered part of this prospectus supplement. We have included any website in this prospectus supplement and any document incorporated by reference herein as an inactive textual reference only.

You can obtain copies of any of the documents incorporated by reference through National Grid or the SEC. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus supplement. You may obtain our documents incorporated by reference into this prospectus supplement, at no cost, by requesting them in writing or by telephone at the following addresses and telephone numbers:

National Grid plc

1-3 Strand

London WC2N 5EH, England

Tel: 011-44-207-004-3000

Attn: Investor Relations

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference into this prospectus supplement contain and incorporate by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements include information with respect to our financial condition, results of operations and businesses, strategy, plans and objectives. Words such as “aims,” “anticipates”, “expects”, “should”, “intends”, “plans”, “believes”, “outlook”, “seeks”, “estimates”, “targets”, “may”, “will”, “continue”, “project” and similar expressions, as well as statements in the future tense, identify forward-looking statements, but the absence of such words does not necessarily mean that a statement is not forward-looking. This prospectus supplement and the documents incorporated by reference into the prospectus supplement also reference climate-related targets and climate-related risks which differ from conventional financial risks in that they are complex, novel and tend to involve projection over long term scenarios which are subject to significant uncertainty and change.

These forward-looking statements and targets are not guarantees of our future performance and are subject to assumptions, risks and uncertainties that could cause actual future results to differ materially from those expressed in or implied by such forward-looking statements and targets. Many of these assumptions, risks and uncertainties relate to factors that are beyond our ability to control or estimate precisely, such as:

•	changes in laws or regulations;

•	decisions by governmental bodies or regulators, including those relating to current and upcoming price controls in the United Kingdom and rate cases in the United States;

•	the timing of construction and delivery by third parties of new generation projects requiring connection;

•

breaches of, or changes in, environmental, climate change and health and safety laws or regulations, including breaches or other incidents arising from the potentially harmful nature of our activities;

•

network failure or interruption, the inability to carry out critical non-network operations and damage to infrastructure, due to adverse weather conditions including the impact of major storms as well as the results of climate change, or due to counterparties being unable to deliver physical commodities;

•	reliability of and access to IT systems, including due to the failure of or unauthorized access to or deliberate breaches of our systems and supporting technology;

•	failure to adequately forecast and respond to disruptions in energy supply;

•

performance against regulatory targets and standards and against our peers with the aim of delivering stakeholder expectations regarding costs and efficiency savings including affordability considerations, as well as against targets and standards designed to support our role in the energy transition;

•	customers and counterparties (including financial institutions) failing to perform their obligations to us;

•	fluctuations in exchange rates, interest rates and commodity price indices;

•	restrictions and conditions (including filing requirements) in our borrowing and debt arrangements, funding costs and access to financing;

•

regulatory requirements for us to maintain financial resources in certain parts of our business and restrictions on some subsidiaries’ transactions, such as paying dividends, lending or levying charges;

•	the delayed timing of recoveries and payments in our regulated businesses and whether aspects of our activities are contestable;

•	the funding requirements and performance of our pension schemes and other post-retirement benefit schemes;

•

the failure to attract, develop and retain employees with the necessary competencies, including leadership and business capabilities, and any significant disputes arising with our employees or breaches of laws or regulations by our employees;

•	the failure to respond to market developments, including competition for onshore transmission;

•	the threats and opportunities presented by emerging technology, including artificial intelligence;

•	the risk that global actions may not be effective in transitioning to net zero emissions and in managing relevant ESG risks, including in particular climate, nature-related and human rights risks;

•

the failure by us to respond to, or meet our own commitments as a leader in relation to, climate change development activities relating to energy transition, including the integration of distributed energy resources which may result in our failure to achieve the expected benefits of our strategic priorities; and

•

the need to grow our business to deliver our strategy, as well as incorrect or unforeseen assumptions or conclusions (including unanticipated costs and liabilities) relating to business development activity, our strategic infrastructure projects and joint ventures.

Other factors are discussed under the sections listed under “Operating and financial review and prospects” and “Risk Factors” in the cross-reference table in our most recent Annual Report on Form 20-F and the section titled “Risk Factors” in this prospectus supplement and in the accompanying base prospectus.

The effects of these factors are difficult to predict. New factors emerge from time to time and we cannot assess the potential impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. We undertake no obligation to update any of our forward-looking statements.

THE OFFERING

The following summary highlights information contained elsewhere in this prospectus supplement and the base prospectus. It may not contain all information that you should consider before investing in the Notes. For a more detailed description of the Notes, see “Description of the Notes” in this prospectus supplement beginning on page S-11 of this prospectus supplement and “Description of the Debt Securities” beginning on page 11 of the base prospectus for more detailed information about the Notes.

Issuer:	National Grid plc

Offered Securities:	U.S.$ aggregate principal amount of % notes due 20 (the “Notes”)

Maturity Date:	The Notes will mature on , 20 (the “Maturity Date”).

Interest Rate:	The Notes will bear interest at the rate of % per annum.

Interest Payment Dates:	Semi-annually in arrears on and of each year, commencing , 2026.

Ranking:	The Notes will rank equally pari passu with all of our existing and future unsubordinated indebtedness (except those obligations preferred by statute or operation of law) and will be effectively subordinated to any secured indebtedness that we may incur in the future and the indebtedness or other obligations of our subsidiaries.

See “Description of the Notes—Ranking” in this prospectus supplement and “Risk Factors” in the accompanying base prospectus.

Optional Redemption:	At any time prior to ( months prior to the Maturity Date), we may redeem the Notes, in whole or in part, at a price equal to the greater of 100% of the principal amount of the Notes to be redeemed and a “make-whole premium,” plus accrued and unpaid interest, if any, to the Redemption Date (as defined herein).

On or after ( months prior to the Maturity Date), we may redeem the Notes, in whole or in part, at a price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to, but not including, the Redemption Date.

See “Description of the Notes—Redemption at the Option of NG.”

Tax Redemption:	We may redeem the Notes at our option, in whole but not in part, at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest and additional amounts, if any, to the date fixed for redemption, if as a result of certain changes in tax law we will be required to pay additional amounts (as described below) with respect to the Notes and such requirements cannot be avoided by the use of reasonable measures then available.

See “Description of the Debt Securities—Redemption of Debt Securities for Tax Reasons” in the accompanying base prospectus.

Certain Covenants:	The Indenture (as defined below) governing the Notes contains covenants limiting our ability to merge, consolidate, sell or otherwise dispose of all or substantially all of our assets and restrict us from incurring certain secured debt without rateably securing the Notes.

See “Description of the Notes—Certain Covenants.”

Payment of Additional Amounts:	We will make all payments of principal and premium, if any, interest and any other amounts on, or in respect of, the debt securities without withholding tax levied by the United Kingdom, while the debt securities are and continue to be listed on a recognised stock exchange, within the meaning of Section 1005 Income Tax Act 2007 (which includes the NYSE). In all other cases, interest will generally be paid by the Issuer under deduction of United Kingdom income tax at the basic rate (currently 20 per cent.), subject to the availability of other reliefs under domestic law or to any direction to the contrary from HM Revenue & Customs in respect of such relief as may be available pursuant to the provisions of any applicable double taxation treaty, and we will, subject to certain exceptions and limitations, pay to the holder of the Notes such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holder, after the withholding or deduction, will not be less than the amount provided for in the Notes to be then due and payable. Notwithstanding any other provision applicable to the Notes, any amounts to be paid on the Notes by the Company will be paid without any FATCA Withholding (as defined herein).

See “Material Tax Considerations—United Kingdom” and “Description of the Debt Securities—Payment of Additional Amounts” in the accompanying base prospectus.

Restructuring Put:	If any Notes remain outstanding and a “restructuring event” (as defined in “Description of the Notes—Redemption at the Option of the Holders—Public Announcement upon Occurrence of Restructuring Event”) occurs and if, within the applicable restructuring period, a rating downgrade or a negative rating event in respect of the restructuring event occurs, then the holders of the Notes will have the option upon the giving of a notice to require us to redeem, or, at our option, purchase such Notes at a price of 101% of the principal amount of Notes being redeemed or repurchased on any business day falling within the period of 45 days after a notice of the exercise of the put option is given to us.

Form and Denomination:	The Notes initially will be represented by global notes in registered form. Interests in the Notes will be issued in minimum denominations of U.S.$2,000 and integral multiples of U.S.$1,000.

Use of Proceeds:	We intend to use the net proceeds from the sale of the Notes for general corporate purposes. See “Use of Proceeds.”

Trustee and Paying Agent:	The Bank of New York Mellon, London Branch

Listing:	Application will be made to list the Notes on the New York Stock Exchange.

Governing Law:	The Indenture is and the Notes will be governed by the laws of the State of New York.

Risk Factors:	You should carefully consider all of the information in this prospectus supplement and in the base prospectus (including the documents incorporated by reference in this prospectus supplement) and, in particular, the risks described under “Risk Factors” beginning on page S-8 of this prospectus supplement and page 2 of the accompanying base prospectus before deciding to invest in the Notes and “Item 3D Risk Factors” beginning on page 226 of our Annual Report on Form 20-F for the year ended March 31, 2026.

CUSIP:

ISIN:

RISK FACTORS

An investment in the Notes offered pursuant to this prospectus supplement involves risks. Risks may materialize individually, simultaneously or in combination. There may be additional risks unknown to National Grid and other risks, currently believed to be immaterial, which could turn out to be material. Prior to making a decision about investing in the Notes, you should carefully consider, among other matters, the risk factors included or incorporated by reference in this prospectus supplement and the accompanying base prospectus, including those described under “Risk Factors” beginning on page 2 of the accompanying base prospectus and in the section entitled “Additional Information—Internal control and risk factors—Risk Factors” beginning on page 226 of our Annual Report on Form 20-F for the year ended March 31, 2026, and all other information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus, as updated by our subsequent filings under the Exchange Act. The occurrence of any of these risks might cause you to lose all or part of your investment in the Notes. Please also refer to the section herein entitled “Cautionary Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

We expect that the net proceeds (after the underwriting discount and estimated offering expenses) from the sale of the Notes will be approximately U.S.$  . We intend to use the net proceeds for general corporate purposes.

CAPITALIZATION

The following table sets forth our consolidated capitalization on an actual basis, using financial information compiled in accordance with IFRS, as at March 31, 2026. IFRS differs in some respects from U.S. GAAP. You should read this table in conjunction with our consolidated financial statements and notes thereto and “Use of Proceeds” in this prospectus supplement.

	As at March 31, 2026
	Actual	As Adjusted(1)
	(£ millions)
Total current borrowings	3,900	3,900
Notes offered hereby(2)	—
Total non-current borrowings	42,855

Total borrowings	46,755

Shareholders’ Equity
Share capital	647	647
Share premium account	1,285	1,285
Retained earnings	41,909	41,909
Other equity reserves	(4,542)	(4,542)
Total Shareholders’ Equity	39,299	39,299

Total Capitalization	86,054

Notes:—

(1)	As adjusted to reflect this offering.
(2)	Principal amount of the Notes converted to pounds sterling at a rate of $1.34 per £1.00, which was the average exchange rate during the year ended March 31, 2026.

We evaluate our group funding requirements on an ongoing basis and may access the debt capital markets from time to time through issuances by NG or its subsidiaries.

DESCRIPTION OF THE NOTES

The following description of the particular terms of the Notes supplements the description of the general terms and provisions of the debt securities set forth under “Description of the Debt Securities” beginning on page 11 of the accompanying base prospectus. The accompanying base prospectus contains a more detailed summary of additional provisions of the Notes. The Notes will be issued under an Indenture dated June 12, 2023 (as heretofore supplemented, the “Base Indenture”) between NG and The Bank of New York Mellon, London Branch, as trustee (the “Trustee”), as supplemented by the third supplemental indenture dated at or around    , 2026 (the “Third Supplemental Indenture” and together with the Base Indenture supplemented thereby, the “Indenture”) between NG and the Trustee, as trustee and paying agent. The following description amends and replaces the description of the debt securities in the accompanying base prospectus, to the extent of any inconsistencies. Terms used in this prospectus supplement that are otherwise undefined will have the meanings given to them in the accompanying base prospectus.

General

The Notes are a series of debt securities described in the accompanying base prospectus and are senior debt securities. The Notes will be issued in an initial aggregate amount of $   and will mature at 100% of their principal amount on    , 20 (the “Maturity Date”). NG will issue the Notes under the Indenture. There is no limit on the aggregate principal amount of Notes of this series that NG may issue under the Indenture. NG intends to make an application to list the Notes on the NYSE. The Notes will not be entitled to any sinking fund.

Additional Issuances

NG may, without the consent of holders of the Notes, issue additional notes of the same series having the same ranking and the same interest rate, maturity and other terms as the Notes offered by this prospectus supplement, except for the issue price and issue date and, in some cases, the initial interest payment date. Any additional notes having such similar terms will, together with the Notes, constitute a single series of notes under the Indenture; provided that such additional notes will only be issued with the same ISIN, CUSIP or other identifying number as the outstanding Notes if (i) such additional notes are issued with less than a de minimis original issue discount for U.S. federal income tax purposes, (ii) such additional issuance is a “qualified reopening” as such term is defined by Treasury Regulations Section 1.1275-2(k)(3) under the Internal Revenue Code of 1986, as amended (the “Code”) or (iii) the additional notes otherwise form part of the same “issue” as the outstanding Notes for U.S. federal income tax purposes.

Payment of Interest

The Notes will bear interest at the rate of  % per year. Interest will accrue from    , 2026. Interest on the Notes will be payable semi-annually on each     and    of each year, commencing     , 2026, to the persons in whose name the Notes are registered at the close of business on the 10th calendar day preceding each interest payment date, whether or not such day is a Business Day. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. In the event that any date on which interest is payable on the Notes is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding Business Day. No interest will accrue for the amount so payable for the period from and after such interest payment date to the date the payment is made.

“Business Day” means a day other than a Saturday or Sunday or any other day on which banking institutions in New York, New York or the City of London, England are authorized or required by law or executive order to close.

Ranking

The Notes will be senior unsecured obligations of NG and will rank equally in right of payment with all of its existing and future direct, unsecured and unsubordinated indebtedness (except those obligations preferred by statute or operation of law) and will be effectively subordinated to any secured indebtedness that it may incur in the future and the indebtedness and other obligations of its subsidiaries. The Notes will rank senior to any subordinated indebtedness.

As of March 31, 2026, we had a total of $51.1 billion of subsidiary indebtedness outstanding, after taking into account intercompany obligations, and all our subsidiaries have non-debt obligations.

Redemption at the Option of NG

At any time and from time to time, NG may redeem all or a part of the Notes, upon not less than 15 nor more than 60 days’ prior notice delivered to the registered address of each Holder of Notes or otherwise in accordance with the procedures of DTC, Euroclear or Clearstream. If NG elects to redeem the Notes prior to    , 20 , NG will pay a redemption price, as calculated by NG, equal to the greater of:

(1) 100% of the principal amount of the Notes redeemed; and

(2) the present value at the applicable Redemption Date (as defined below) of (i) the principal amount of such Notes on such Redemption Date, plus (ii) all required interest payments due on such Notes through     , 20 ( months prior to the Maturity Date), computed using a discount rate equal to the Treasury Rate (as defined below) determined on the second Business Day preceding the Redemption Date plus   basis points, less accrued and unpaid interest,

plus, in each case, accrued and unpaid interest, if any, to the date fixed for redemption (the “Redemption Date”), subject to the rights of Holders of the Notes at the close of business on the relevant record date to receive interest due on the relevant interest payment date.

“Treasury Rate” means, as calculated by NG as of any Redemption Date, the yield to maturity (computed as of the second Business Day immediately preceding that Redemption Date) of the United States Treasury securities with a constant maturity most nearly equal to the period from the Redemption Date to    , 20 ( months prior to the Maturity Date); provided, however, that if the period from the Redemption Date to    , 20  is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

If NG elects to redeem the Notes on or after    , 20 (the date that is   months prior to the Maturity Date), NG will pay a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon to, but not including, the Redemption Date, subject to the rights of Holders of the Notes at the close of business on the relevant record date to receive interest due on the relevant interest payment date.

Notice of any optional redemption may, at NG’s discretion, be subject to one or more conditions precedent.

If NG redeems less than all of the outstanding Notes, the depositary shall select the Notes to be redeemed in the manner described under “—Selection and Notice.”

Selection and Notice

If NG is redeeming less than all of the Notes issued by it at any time, the depositary will select the Notes to be redeemed (a) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, (b) on a pro rata basis to the extent practicable or, if a pro rata basis is not practicable for any reason, by lot or by such other method as the depositary shall deem fair and appropriate in accordance with the procedures of DTC, or (c) by lot or such other similar method in accordance with the procedures of DTC.

Notices of redemption shall be delivered and, unless otherwise specified herein, at least 15 but not more than 60 days before the Redemption Date to each Holder of Notes at such Holder’s registered address or otherwise in accordance with the procedures of DTC, Euroclear or Clearstream, except that redemption notices may be delivered more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. If any Note is to be redeemed in part only, any notice of redemption that relates to such Note shall state the portion of the principal amount thereof that has been or is to be redeemed.

NG will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the Holder upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the Redemption Date, interest ceases to accrue on Notes or portions thereof called for redemption.

Redemption at the Option of the Holders

Holders of the Notes will have the option to require NG to redeem the Notes at 101% of their principal amount, together with accrued interest to the date of redemption, if a restructuring event (as defined below) shall be deemed to have occurred. This option is referred to as a “put option”.

Public Announcement upon Occurrence of Restructuring Event

If at any time while any of the Notes remain outstanding there occurs a restructuring event, NG shall make a public announcement of such event. The public announcement will consist of an announcement by NG or the Trustee on behalf of NG, of the occurrence of the restructuring event published in a leading national newspaper having general circulation in the United States (which is expected to be The Wall Street Journal). In the event all the Notes are held in global note form, such announcement may be satisfied by a notice distributed through the applicable clearing systems.

A “restructuring event” shall be deemed to have occurred when at any time while any of the Notes remain outstanding, the sum of disposal percentages for NG within any consecutive period of 36 months commencing on or after the initial issue date of the Notes is greater than 50 per cent, as determined by NG.

The “disposal percentages for NG” are calculated, in relation to a sale, transfer, lease or other disposal or dispossession of any disposed assets of NG, as the ratio of (a) the aggregate operating profit of disposed assets of NG to (b) the consolidated operating profit of NG, expressed as a percentage.

“Disposed assets of NG” for the purposes of the calculation of disposal percentages for NG means, where NG and/or any of its subsidiaries sells, transfers, leases or otherwise disposes of or is dispossessed by any means (but excluding sales, transfers, leases, disposals or dispossessions which, when taken together with any related lease back or similar arrangements entered into in the ordinary course of business, have the result that the operating profit of NG directly attributable to any such undertaking, property or assets continues to accrue to NG or, as the case may be, such subsidiary), otherwise than to a wholly-owned subsidiary of NG or to NG, of the whole or any part (whether by a single transaction or by a number of transactions whether related or not) of its undertaking or (except in the ordinary course of business of NG or any such subsidiary) property or assets, the undertaking, property or assets sold, transferred, leased or otherwise disposed of or of which it is so dispossessed.

“Operating profit of disposed assets of NG”, in relation to any disposed assets of NG, means the operating profits on ordinary activities before tax and interest (for the avoidance of doubt, exceptional items, as reflected in the relevant accounts of NG, shall not be included) of NG and its subsidiaries directly attributable to such disposed assets as determined in accordance with IFRS by reference to the relevant accounts and, if relevant accounts of NG do not yet exist, determined in a manner consistent with the assumptions upon which the directors’ report of NG is to be based. Where the directors of NG have employed assumptions in determining the operating profit of NG, those assumptions should be clearly stated in the directors’ report of NG;

“Relevant accounts of NG” means the most recent annual audited consolidated financial accounts of NG and its subsidiaries preceding the relevant sale, transfer, lease or other disposal or dispossession of any disposed asset of NG.

“Directors’ report of NG” refers to a report prepared and signed by two directors of NG addressed to the Trustee setting out the operating profit of NG, the consolidated operating profit of NG and the disposal percentage for NG and stating any assumptions which the directors of NG have employed in determining the operating profit of NG.

“Consolidated operating profit of NG” means the consolidated operating profit on ordinary activities before tax and interest (for the avoidance of doubt, exceptional items, as reflected in the relevant accounts of NG shall not be included) of NG and its subsidiaries (including any share of operating profit of associates and joint ventures) determined in accordance with IFRS by reference to the relevant accounts of NG.

For the purpose of determining whether a restructuring event has occurred, “subsidiary” means a subsidiary within the meaning of Section 1159 of the Companies Act 2006.

Events Giving Rise to a Put Option

If at any time while any Notes remain outstanding, there occurs a restructuring event, and if, within the applicable NG restructuring period, either:

(a) (if at the time that the restructuring event occurs the Notes are rated debt securities (as defined below)) a rating downgrade in respect of the restructuring event occurs; or

(b) (if at the time that the restructuring event occurs the Notes are not rated debt securities) a negative rating event in respect of the restructuring event occurs,

then the holders of at least the majority of the Notes will have the option upon the giving of a notice to the Trustee to require NG to redeem or, at NG’s option, purchase (or procure the purchase of) such Notes on any Business Day falling within the period of 45 days after a notice of the exercise of the put option is given to NG (at its principal amount together with accrued interest to the date of redemption). The restructuring event and rating downgrade or the restructuring event and negative rating event, as the case may be, occurring within the NG restructuring period, together are referred to as a “put event”.

For the purpose of determining whether a put event has occurred, “NG restructuring period” shall refer to the period ending 90 days after a public announcement of a restructuring event (or such longer period in which rated Notes or rateable debt, as the case may be, is or are under consideration (announced publicly within the first mentioned period) for rating review or, as the case may be, rating by a rating agency).

“Rating agency” refers to Moody’s Investors Services Ltd and its successors or S&P Global Ratings UK Ltd. and its successors or Fitch Ratings Ltd. and its successors or any rating agency substituted for either of them (or any permitted substitute of them) by NG from time to time with prior written notice to the Trustee;

“Rated debt securities” means, if and for so long as the Notes shall have an effective rating from a rating agency and otherwise any rateable debt which is rated by a rating agency; provided that if the Notes are not so rated, the holders of not less than one-quarter in principal amount of outstanding Notes may require NG to obtain and thereafter update on an annual basis a rating of such Notes from a rating agency. In addition, NG may at any time obtain and thereafter update on an annual basis a rating of the Notes from a rating agency, provided that, except as provided above, NG shall not have any obligation to obtain such a rating of the Notes;

A “negative rating event” shall be deemed to have occurred if either (a) NG does not, either prior to or not later than 21 days after the relevant restructuring event, seek, and thereupon use all reasonable efforts to obtain, a rating of the Notes or any other rateable debt from a rating agency or (b) if NG does so seek and use such efforts, NG is unable, as a result of such restructuring event, to obtain such a rating of at least investment grade (BBB- or Baa3 or their respective equivalents for the time being), provided that a negative rating event shall not be deemed to have occurred in respect of a particular restructuring event if the rating agency declining to assign a rating of at least investment grade (as described above) does not announce or publicly confirm that its declining to assign a rating of at least investment grade was the result, in whole or in part, of any event or circumstance comprised in or arising as a result of, or in respect of, the applicable restructuring event (whether or not the restructuring event shall have occurred at the time such investment grade rating is declined);

“Rateable debt” shall be understood to refer to unsecured and unsubordinated debt of NG having an initial maturity of five years or more; and

“Rating downgrade” shall be deemed to have occurred in respect of the restructuring event if the then current rating whether provided by a rating agency at NG’s invitation or by its own volition assigned to the rated Notes by any rating agency is withdrawn or reduced from an investment grade rating (BBB- or Baa3 or their respective equivalents for the time being or better) to a non-investment grade rating (BB+ or Ba1, or their respective equivalents for the time being, or worse) or, if a rating agency shall already have rated the rated Notes below investment grade (as described above), the rating is lowered one full rating category; provided that a rating downgrade otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular restructuring event if the rating agency making the reduction in rating to which this definition would otherwise apply does not announce or publicly confirm that the reduction was the result, in whole or part, of any event or circumstance comprised in or arising as a result of, or in respect of, the applicable restructuring event (whether or not the applicable restructuring event shall have occurred at the time of the rating downgrade).

The Trustee has no responsibility to monitor whether the Notes are rated or incur a Rating downgrade.

Promptly upon NG becoming aware that a put event has occurred, NG shall, or at any time upon the Trustee becoming similarly so aware the Trustee may, and if so requested in writing by the holders of at least the majority of the principal amount of the Notes then outstanding, the Trustee shall give notice to all such holders specifying the nature of the put event and the procedures for exercising the put option (a “put event notice”).

NG shall, forthwith upon becoming aware of the occurrence of the restructuring event (a) notify the Trustee and provide the Trustee with the relevant directors’ report of NG and (b) provide, or procure that the reporting accountants provide, the Trustee with the accountants’ report. “Reporting accountants” refers to the auditors of NG (but not acting in their capacity as auditors) or such other firm of accountants as may be appointed by NG and notified in writing to the Trustee for the purpose. The directors’ report and the accountants’ report shall, in the absence of manifest error, be conclusive and binding on all concerned, including the Trustee and the holders of the Notes. The Trustee shall be entitled to act, or not act, and rely on without being expected to verify the accuracy of the same (and shall have no liability to holders of the Notes for doing so) any directors’ report and/or any accountants’ report (whether or not addressed to it).

“Accountants’ report” means a report of the reporting accountants stating whether the amounts included in the calculation of the operating profit and the amount for consolidated operating profit as included in the directors’ report have been accurately extracted from the accounting records of NG on a consolidated basis and whether the disposal percentage included in the directors’ report has been correctly calculated which will be prepared pursuant to an engagement letter to be entered into by and among the reporting accountants and NG.

NG’s delivery to the Trustee of the directors’ report of NG or the accountants’ report shall be for informational purposes only. Nothing therein shall impute knowledge to the Trustee or a default or event of default.

NG shall use reasonable efforts to procure that there shall at the relevant time be reporting accountants who have (a) entered into an engagement letter with NG which shall (i) not limit the liability of the reporting accountants by reference to a monetary cap and (ii) be available for inspection by holders of the Notes at the principal corporate trust office of the Trustee or (b) agreed to provide accountants’ reports on such other terms as NG shall approve. If NG, having used reasonable efforts, are unable to procure that there shall at the relevant time be reporting accountants who have entered into an engagement letter complying with (i) above, the Trustee may rely on an accountants’ report which contains a limit on the liability of the reporting accountants by reference to a monetary cap or otherwise.

Holders of Notes should be aware that the engagement letter for the reporting accountants may contain a limit on the liability of the reporting accountants which may impact on the interests of holders of Notes.

NG shall give notice to the Trustee of the identity of the reporting accountants.

In order to exercise the option of redemption of a Note in the event of an occurrence of a put event, the holder of such Note must deliver each Note to be redeemed accompanied by a duly signed and completed notice (a “put notice”). The put notice must be delivered on any Business Day falling within the period of 45 days after NG or the Trustee on behalf of NG, as the case may be, provide a put event notice to the holders of Notes ( the “put period”).

The put notice may also specify an account to which payment is to be made for the put option redemption. The Note should be delivered to the Paying Agent after the date falling seven days after the expiry of the put period, otherwise payment will be made in the same manner as payment for the principal or any premium and interest on the Notes (such date for delivery the “put date”).

In return for the receipt of the Note and put notice by the Paying Agent, the holder of such Note will receive a non-transferable receipt. Payment in respect of any Note so delivered will be made, if the holder thereof duly specified a bank account in the put notice to which payment is to be made, on the put date by transfer to that bank account. A put notice, once given, shall be irrevocable. NG shall redeem the relevant Notes on the put date unless previously redeemed or purchased.

If a holder holds the Notes through a nominee or broker, the holder will need to instruct its nominee or broker, as applicable, to tender the required put notice and deliver the applicable Notes so that such tender complies with the procedures set forth above.

Negative Pledge

So long as any Notes remain outstanding (as defined in the Indenture), NG will not create or permit to subsist any mortgage, charge, pledge, lien or other form of encumbrance or security interest upon the whole or any part of its undertaking, its assets or revenues present or future to secure any Relevant Indebtedness (as defined below), or any guarantee of or indemnity in respect of any Relevant Indebtedness unless, at the same time or prior thereto, NG’s obligations under the Notes and the Indenture (a) are secured equally and rateably therewith or benefit from a guarantee or indemnity in substantially identical terms thereto, as the case may be, in each case to the satisfaction of the Trustee, or (b) have the benefit of such other security, guarantee, indemnity or other arrangement as the Trustee in its absolute discretion shall deem to be not materially less beneficial to the holders of the Notes or as shall be approved by the holders of not less than 75 per cent. in aggregate principal amount of the Notes.

“Relevant Indebtedness” means any present or future indebtedness in the form of, or represented by, bonds, notes, debentures, loan stock or other securities which (in each case, with the agreement of NG) are quoted, listed or ordinarily dealt in on any stock exchange.

Consolidation, Amalgamation, Merger and Sale or Lease of Assets

So long as any Notes remain outstanding, NG is permitted to consolidate, amalgamate with or merge into any other corporation or convey, transfer or lease NG’s properties and assets substantially as an entirety to any person (as defined in the Indenture). However, NG may not take these actions unless:

•

the corporation formed by such consolidation or amalgamation or into which NG is merged, or the person which acquires, leases or is the transferee of or recipient of the conveyance of substantially all or all of NG’s properties and assets, shall:

a)

be a corporation or other person organized and validly existing under the laws of the United States, the United Kingdom or any other country that is a member of the Organisation for Economic Co-operation and Development (as the same may be constituted from time to time); and

b)

expressly assume, by a supplement to the Indenture that is executed and delivered in form reasonably satisfactory to the Trustee, with any amendments or revisions necessary to take account of the jurisdiction in which any such corporation or other person is organized (if other than England and Wales);

i.	the due and punctual payment of the principal of (and premium, if any, on) and interest, if any, on all of the Notes;

ii.

the performance of every covenant of the Indenture (other than a covenant included in the Indenture solely for the benefit of the Notes other than such Notes) and of such Notes on NG’s part to be performed;

iii.

such assumption shall provide that such corporation or person shall pay to the holder of any such Notes such additional amounts as may be necessary in order that every net payment of the principal of (and premium, if any, on) and interest, if any, on such Notes will not be less than the amounts provided for in such Notes to be then due and payable; and

iv.

with respect to (iii) above, such obligation shall extend to any deduction or withholding for or on account of any present or future tax, assessment or governmental charge imposed upon such payment by the United Kingdom or the country in which any such corporation or person is organized or resident for tax purposes or any district, municipality or other political subdivision or taxing authority thereof (subject to the limitations contained in “Description of the Debt Securities—Payments of Additional Amounts” in the accompanying base prospectus, as applied to such corporation or person and, if applicable, such other country); and

•

immediately after giving effect to such transaction, no event of default with respect to the Notes, and no event which, after notice or lapse of time, or both, would become an event of default, with respect to the Notes, shall have occurred and be continuing.

Upon any such consolidation, amalgamation or merger, or any such conveyance, transfer or lease, the successor corporation or person will succeed to, and be substituted for, and may exercise all of NG’s rights and powers under the Indenture with the same effect as if such successor corporation or person had been named as the issuer thereunder and thereafter, except in the case of a lease, the predecessor corporation shall be relieved of all obligations and covenants under the Indenture and the Notes.

Purchases

NG may, at any time, purchase all or some of the Notes by tender, in the open market or by private agreement, subject to applicable law.

Denomination, Form and Registration

The Notes will be offered and sold in minimum denominations of $2,000 and in integral multiples of $1,000. The Notes will be represented by one or more global securities (each a “Global Note”) registered in the name of Cede & Co., as nominee of DTC. You will hold beneficial interests in the Notes through DTC and its direct and indirect participants, including Euroclear Bank SA/NV and Clearstream Banking, S.A. (a “Depositary”). Settlement of the Notes will occur through DTC in same day funds. For additional information, see “Description of the Debt Securities—Global Securities”, “—Securities in Definitive Form” and “Clearance and Settlement” in the accompanying base prospectus.

Listing

NG intends to apply to list the Notes on the NYSE. No assurance can be given that such application will be approved or that the Notes will be listed and, if listed, that the Notes will remain listed for the entire term of the Notes. The Notes may be listed on another exchange in NG’s sole discretion. Currently there is no trading market for the Notes.

Consent to Service

NG is a company incorporated under the laws of England and Wales and has designated Corporation Service Company with offices at 19 West 44th Street, Suite 200, New York, NY 10036, as its authorized agent for service of process in any legal suit, action or proceeding arising out of or relating to the performance of its obligations under the Indenture and the Notes brought in any state or federal court in the Borough of Manhattan, the City of New York, and NG will irrevocably submit to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding.

Corporate Trust Office

The principal of, premium, if any, and interest on the Notes will be payable at the corporate trust office of the Trustee, located at 160 Queen Victoria Street, London EC4V 4LA, United Kingdom, Attention: Corporate Trust Administration. In addition, the Notes may be presented for transfer or exchange, and notices to the Trustee may be delivered at the corporate trust office.

UNDERWRITING

Morgan Stanley & Co. LLC, SMBC Nikko Securities America, Inc., TD Securities (USA) LLC, and Wells Fargo Securities, LLC are acting as representatives of the underwriters named below. Subject to the terms and conditions set forth in a firm commitment underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of Notes set forth opposite its name below.

Underwriter	Principal Amount of Notes
Morgan Stanley & Co. LLC	$
SMBC Nikko Securities America, Inc.
TD Securities (USA) LLC
Wells Fargo Securities, LLC

Total	$

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the Notes sold under the underwriting agreement if any of these Notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the Notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer the Notes to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at such price less a concession not in excess of  % of the principal amount of the Notes. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The expenses of the offering payable by us, not including the underwriting discount, are estimated at $    .

New Issue of Notes

The Notes are a new issue of securities with no established trading market. We intend to apply for listing of the Notes on the NYSE. We have been advised by the underwriters that they presently intend to make a market in the Notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the Notes or that an active public market for the Notes will develop. If an active public trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected. If the Notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

Settlement

We expect that delivery of the Notes will be made to investors on or about    , 2026, which will be the third business day following the date of this prospectus supplement (such settlement being referred to as “T+3”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes prior to the business day before the delivery of the Notes hereunder will be required, by virtue of the fact that the Notes initially settle in T+3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to their date of delivery hereunder should consult their advisors.

No Sales of Similar Securities

We have agreed that we will not, until the payment for and delivery of the Notes, without first obtaining the prior written consent of the representatives, offer, sell, contract to sell or otherwise dispose of, in the United States, any U.S. dollar-denominated debt securities issued or guaranteed by us and having a tenor of more than one year, except for the Notes sold to the underwriters pursuant to the underwriting agreement.

Short Positions

In connection with the offering, the underwriters may purchase and sell the Notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Notes in the open market after pricing that could adversely affect investors who purchase in the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the Notes or preventing or retarding a decline in the market price of the Notes. As a result, the price of the Notes may be higher than the price that might otherwise exist in the open market.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities have and may in the future involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates are lenders under our revolving loan facility. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in the European Economic Area

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”).

Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

This Prospectus Supplement has been prepared on the basis that any offer of Notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Notes. This Prospectus Supplement is not a prospectus for the purposes of the Prospectus Regulation.

Notice to Prospective Investors in the United Kingdom

This Prospectus Supplement has been prepared on the basis that any offer of Notes in the UK will be made pursuant to an exception under the Public Offers and Admissions to Trading Regulations 2024 (the “POATRs”) from the requirement to publish a prospectus for offers of Notes. This Prospectus Supplement is not a prospectus for the purposes of the POATRs.

The Notes are not intended to be offered, sold, distributed or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes:

(a)

the expression “retail investor” means a person who is either one (or both) of the following: (i) not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) not a qualified investor as defined in paragraph 15 of Schedule 1 to the POATRs; and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to buy or subscribe for the Notes.

Consequently, no disclosure document required by the FCA Product Disclosure Sourcebook (“DISC”) for offering, selling or distributing the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering, selling or distributing the Notes or otherwise making them available to any retail investor in the UK may be unlawful under DISC and the Consumer Composite Investment (Designated Activities) Regulations 2024.

Furthermore, this document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Each underwriter, severally and not jointly, has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the Notes. The Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (the “FinSA”) and no application has or will be made to admit the Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the Notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The Notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Notes offered should conduct their own due diligence on the Notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Canada

The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Hong Kong

Each underwriter, severally and not jointly, has acknowledged that: (i) it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and (ii) it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Law No. 25 of 1948, as amended; the “FIEA”). Accordingly, each underwriter, severally and not jointly, has acknowledged that it has not offered or sold and will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (as defined under Item 5, Paragraph 1, Article 6 of the Foreign Exchange and Foreign Trade Control Act (Law No. 228 of 1949, as amended)), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

Each underwriter, severally and not jointly, has acknowledged that this prospectus supplement (together with the accompanying base prospectus) has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter, severally and not jointly, has acknowledged that it has not offered or sold any Notes or caused such Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell such Notes or cause such Notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, the prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such Notes, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA) that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore) and “Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

LEGAL MATTERS

Certain legal matters relating to the Notes will be passed upon by Linklaters LLP, our English and U.S. counsel. Certain legal matters relating to the Notes will be passed upon for the underwriters by Davis Polk & Wardwell London LLP, U.S. counsel to the underwriters.

EXPERTS

The consolidated financial statements of National Grid as at March 31, 2026 and 2025, and for each of the three years ended March 31, 2026, incorporated by reference in this prospectus supplement by reference to National Grid’s Annual Report on Form 20-F for the year ended March 31, 2026, and the effectiveness of National Grid’s internal control over financial reporting, have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports. Such consolidated financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

PROSPECTUS

National Grid plc

Debt Securities

We may from time to time offer and sell unsecured debt securities in one or more separate series. We will describe in one or more prospectus supplements, which must accompany this prospectus, the type and amount of a series of debt securities we are offering and selling, as well as the specific terms of these securities. Such prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and the prospectus supplements carefully, together with the information described under the heading “Where You Can Find More Information” before you invest in these securities.

We may offer debt securities in amounts, at prices and on terms to be determined at the time of offering. We may sell these securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell these securities, we will name them and describe their compensation in the applicable prospectus supplement.

The mailing address of our principal executive office is 1-3 Strand, London, WC2N 5EH, England and our telephone number is +011-44-207-004-3000.

Investing in these securities involves risks. See “Risk Factors” beginning on page 2 of this prospectus and “Risk Factors” in our most recent Annual Report on Form 20-F, as well as any contained in the applicable prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of debt securities unless accompanied by a prospectus supplement.

The date of this prospectus is August 28, 2024.

You should rely only on the information contained in this prospectus, the accompanying prospectus supplement or any document to which we have referred you. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or the accompanying prospectus supplement is accurate as of any date other than the date on the front of these documents. We are not making an offer of these securities in any state or jurisdiction where the offer is not permitted.

ABOUT THIS PROSPECTUS

This document is called a prospectus and is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. This prospectus provides you with a general description of the debt securities we may offer. Each time we offer debt securities, we will provide a supplement to this prospectus. The accompanying prospectus supplement will describe the specific terms of that offering, and may also include a discussion of any special considerations applicable to those securities. The accompanying prospectus supplement may also add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement. Please carefully read this prospectus and the accompanying prospectus supplement. In addition to the information contained in the documents, we refer you to under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the debt securities offered under this prospectus. The registration statement, including the exhibits, can be read on the SEC website, which is listed under the heading “Where You Can Find More Information.”

All references in this prospectus and the accompanying prospectus supplement to “National Grid”, “NG”, “our company”, “we”, “us” or “our” mean National Grid plc, unless we state otherwise or as the context requires. In addition, the term “IFRS” means international financial reporting standards as adopted by the European Union and IFRS as issued by the International Accounting Standards Board, or IASB.

Our consolidated financial statements are published in pounds sterling. In this prospectus and the accompanying prospectus supplement, “U.S. dollars” or “$” refers to U.S. currency and “pounds sterling”, “sterling”, “£” or “pence” refers to United Kingdom currency.

RISK FACTORS

Investing in the debt securities offered using this prospectus involves risk. You should consider carefully the risks incorporated by reference in this prospectus from our most recent Annual Report on Form 20-F or in similar sections in subsequent filings incorporated by reference in this prospectus for additional information on factors that may affect our future results before you decide to buy our debt securities. If any of these risks actually occur, our business, financial condition and results of operations could suffer, and the trading price and liquidity of our debt securities could decline, in which case you may lose all or part of your investment. Additional risk factors may be included in a prospectus supplement relating to a particular series or offering of securities.

Risks Related to the Debt Securities

Your right to receive payments on the debt securities is effectively subordinate to those lenders who have a security interest in our assets.

Our obligations under the debt securities are unsecured. In the future, we may incur indebtedness that is secured by certain or substantially all of our tangible or intangible assets, including the capital stock of any of our existing and future subsidiaries. Additionally, we have previously issued notes with a negative pledge. Under certain circumstances, those previously issued notes could become secured, and the debt securities could become structurally subordinated to such previously issued notes to the extent of such security. If we were unable to repay any such secured indebtedness, the creditors of such obligations could foreclose on the pledged assets to the exclusion of holders of the debt securities, even if an event of default exists under the indenture governing the debt securities offered hereby at such time. In any such event, because the debt securities will not be secured by any of our assets, it is possible that there would be no assets remaining from which your claims could be satisfied or, if any assets remained, they might be insufficient to fully satisfy your claims.

Since we are a holding company and currently conducting operations through subsidiaries, your right to receive payments on the debt securities will be structurally subordinated to the other liabilities of our subsidiaries.

We are organized as a holding company, and substantially all of our operations are carried on through subsidiaries. Our principal source of income is the dividends and distributions received from our subsidiaries. Our ability to meet our financial obligations is dependent upon the availability of cash flows from our domestic and foreign subsidiaries and affiliated companies through dividends, intercompany advances, management fees and other payments. These subsidiaries and affiliated companies are not required to and may not be able to pay dividends or make distributions to us. In addition, various of our subsidiaries have issued debt securities or otherwise have debt from borrowed money. Claims of the creditors, whether financial or otherwise, of our subsidiaries have priority as to the assets of such subsidiaries over the claims against us. Consequently, holders of the debt securities are structurally subordinated to the prior claims of the creditors of our subsidiaries.

In addition, some of our subsidiaries are subject to laws restricting the amount of dividends they may pay. For example, these laws may prohibit dividend payments when net assets fall below subscribed share capital, when the subsidiary lacks available profits or when the subsidiary fails to meet certain capital and reserve requirements. English law prohibits those subsidiaries incorporated in the United Kingdom from paying dividends unless these payments are made out of distributable profits. These profits consist of accumulated, realized profits which have not been previously utilized by distribution or capitalization, less accumulated, realized losses which have not been previously written off in a reduction or reorganization of capital duly made.

We may incur substantially more debt in the future.

We may incur substantial additional indebtedness in the future, including in connection with future acquisitions, some or all of which may be secured by our assets. The terms of the debt securities will not limit the amount of indebtedness we may incur. Any such incurrence of additional indebtedness could exacerbate the risks that holders of the debt securities now face.

The debt securities lack a developed public market.

There can be no assurance regarding the future development of a market for the debt securities, the ability of holders of the debt securities to sell their debt securities or the price at which such holders may be able to sell their debt securities. If such a market were to develop, the debt securities could trade at prices that may be higher or lower than the initial offering price depending on many factors, including, among other things, prevailing interest rates, our operating results, our credit ratings and the market for similar debt securities. The underwriters may make a market in the debt securities as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and any such market-making activities with respect to the debt securities may be discontinued at any time without notice. Therefore, there can be no assurance as to the liquidity of any trading market for the debt securities or that an active public market for the debt securities will develop. The debt securities may be listed on the New York Stock Exchange or another recognized stock exchange; however, there can be no assurance that the debt securities will be so listed by the time the debt securities are delivered to purchasers or that the listing will be granted.

The credit ratings of National Grid may not reflect all risks of an investment in the debt securities.

The credit ratings ascribed to National Grid and the debt securities are intended to reflect our ability to meet our payment obligations in respect of the debt securities, and may not reflect the potential impact of all risks related to structure and other factors on the value of the debt securities. In addition, actual or anticipated changes in our credit ratings may generally be expected to affect the market value of the debt securities.

If we default on our debt securities, your right to receive payments on such debt securities may be adversely affected by applicable insolvency laws.

We are incorporated under the laws of England and Wales. Accordingly, insolvency proceedings with respect to National Grid would be likely to proceed under, and be governed by, English insolvency law. The procedural and substantive provisions of English insolvency laws generally are more favorable to secured creditors than comparable provisions of United States law. These provisions afford debtors and unsecured creditors only limited protection from the claims of secured creditors and it will generally not be possible for us or other unsecured creditors to prevent or delay the secured creditors from enforcing their security to repay the debts due to them under the terms on which such security was granted to them.

The indenture does not restrict the amount of additional indebtedness that we may incur.

The debt securities and the indenture under which the debt securities will be issued will not place any limitation on the amount of indebtedness that may be incurred by us. Our incurrence of additional indebtedness may have important consequences for you as a holder of the debt securities, including marking it more difficult for us to satisfy our obligations with respect to the debt securities, increasing the amount of indebtedness ranking equal or (if secured) effectively senior to the debt securities in the event of our bankruptcy or insolvency, resulting in a loss in the trading value of your debt securities, if any, and increasing the risk that the credit rating of the debt securities is lowered or withdrawn.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain certain statements that are neither reported financial results nor other historical information. These statements are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. These statements include information with respect to our financial condition, results of operations and businesses, strategy, plans and objectives. Words such as “anticipates”, “expects”, “should”, “intends”, “plans”, “believes”, “outlook”, “seeks”, “estimates”, “targets”, “may”, “will”, “continue”, “project” and similar expressions, as well as statements in the future tense, identify forward-looking statements.

These forward-looking statements are not guarantees of our future performance and are subject to assumptions, risks and uncertainties that could cause actual future results to differ materially from those expressed in or implied by such forward-looking statements. Many of these assumptions, risks and uncertainties relate to factors that are beyond our ability to control or estimate precisely, such as:

•	changes in laws or regulations;

•

decisions by governmental bodies or regulators, including those relating to current and upcoming price controls in the United Kingdom and rate cases in the United States, as well as the future of systems operations in the United Kingdom;

•	the timing of construction and delivery by third parties of new generation projects requiring connection;

•

breaches of, or changes in, environmental, climate change and health and safety laws or regulations, including breaches or other incidents arising from the potentially harmful nature of our activities;

•

network failure or interruption, the inability to carry out critical non-network operations and damage to infrastructure, due to adverse weather conditions including the impact of major storms as well as the results of climate change, due to counterparties being unable to deliver physical commodities,

•	reliability of access to IT systems, including due to the failure of or unauthorized access to or deliberate breaches of our systems and supporting technology;

•	failure to adequately forecast and respond to disruptions in energy supply;

•

performance against regulatory targets and standards and against our peers with the aim of delivering stakeholder expectations regarding costs and efficiency savings, as well as against targets and standards designed to support our role in the energy transition;

•	customers and counterparties (including financial institutions) failing to perform their obligations to us;

•	fluctuations in exchange rates, interest rates and commodity price indices;

•	restrictions and conditions (including filing requirements) in our borrowing and debt arrangements, funding costs and access to financing;

•

regulatory requirements for us to maintain financial resources in certain parts of our business and restrictions on some subsidiaries’ transactions such as paying dividends, lending or levying charges;

•	the delayed timing of recoveries and payments in our regulated businesses and whether aspects of our activities are contestable;

•	the funding requirements and performance of our pension schemes and other post-retirement benefit schemes;

•

the failure to attract, develop and retain employees with the necessary competencies, including leadership and business capabilities, and any significant disputes arising with our employees or the breach of laws or regulations by our employees;

•	the failure to respond to market developments, including competition for onshore transmission;

•	the threats and opportunities presented by emerging technology;

•

the failure by us to, or meet its own commitments as a leader in relation to, climate change development activities relating to energy transition, including the integration of distributed energy resources; and

•

the need to grow our business to deliver our strategy, as well as incorrect or unforeseen assumptions or conclusions (including unanticipated costs and liabilities) relating to business development activity, including the sale of the Group’s UK Gas Transmission Business, our strategic infrastructure projects and joint ventures and the separation and transfer of the energy systems operator to the public sector.

Other factors are discussed in the sections listed under “Operating and financial review and prospects” and “Risk factors” in the cross-reference table in our most recent Annual Report on Form 20-F and may be discussed in an accompanying prospectus supplement. We may also make or disclose written and/or oral forward-looking statements in reports filed with or furnished to the SEC, our annual reports and accounts to shareholders, shareholder circulars, offering circulars, registration statements, prospectuses, prospectus supplements, press releases and other written materials and in oral statements made by our directors, management or employees to third parties, including financial analysts. We undertake no obligation to update any of our forward-looking statements.

The effects of these factors are difficult to predict. New factors emerge from time to time and we cannot assess the potential impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

WHERE YOU CAN FIND MORE INFORMATION

National Grid plc is subject to the filing requirements of the Exchange Act. In accordance with the Exchange Act, we file such reports and other information with the SEC. Our SEC filings are available over the internet at the SEC’s website at http://www.sec.gov. The address of the SEC’s internet site is provided solely for the information of prospective investors and is not intended to be an active link incorporating any materials via such website, except as described below.

You may request a copy of the filings referred to above at no cost by writing or telephoning us at our registered office at 1-3 Strand, London WC2N 5EH, England, 011-44-207-004-3000, attn: Investor Relations.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus “incorporates by reference” certain of the reports and other information that we have filed with the SEC under the Exchange Act. This means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. Information filed with the SEC after the date of this prospectus will update and supersede this information. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference in this prospectus the documents listed below:

•	Our Annual Report on Form 20-F for the year ended 31 March 2024;

•	Any future reports on Form 6-K that we may file that indicate that they are incorporated by reference into this Registration Statement; and

•	Any future Annual Reports on Form 20-F that we may file with the SEC under the Exchange Act prior to the termination of any offering contemplated by this prospectus.

Information in this prospectus may be modified by information included in subsequent Exchange Act filings that we incorporate by reference, the result of which is that only the information as modified will be part of this prospectus. All other information in the prospectus will be unaffected by the replacement of this superseded information.

The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. Our website address is https://www.nationalgrid.com/investors. Information contained on our website does not constitute part of this prospectus.

Each person, including any beneficial owner to whom this prospectus is delivered, may request, orally or in writing, a copy of these documents, which will be provided at no cost, by contacting:

Investor Relations

1-3 Strand, London WC2N 5EH, England

Telephone number is 011-44-207-004-3000

THE COMPANY

Overview

National Grid plc is the name of our holding company and we are an international energy utility based in the United Kingdom and north-eastern United States.

Our website address is http://www.nationalgrid.com. Information contained on our website does not constitute part of this prospectus.

The description of our business below contains information and data as of the date of this prospectus and may be amended or supplemented by the accompanying prospectus supplement and documents incorporated by reference herein or therein.

Our Business

Our principal operations are in the ownership and operation of electricity transmission infrastructure and electricity distribution in the United Kingdom, and electricity transmission and distribution and gas distribution in the northeastern United States. We also have interests in related matters, including electricity interconnectors and metering services in the United Kingdom and liquefied natural gas (“LNG”) storage and transportation in the United States.

At 31 March 2024, we had more than 31,400 employees located in the United Kingdom and the United States.

The performance of our principal businesses is reported by segment, reflecting the management responsibilities and economic characteristics of each activity. Our principal businesses and units, together with other activities and discontinued operations, are:

•	United Kingdom Electricity Transmission;

•	United Kingdom Electricity Distribution;

•	United Kingdom Electricity System Operator;

•	New England;

•	New York; and

•

National Grid Ventures (such as commercial operations in energy metering, electricity interconnectors, wind and solar generation, LNG storage and regasification, battery storage, large-scale renewable generation, conventional generation and competitive transmission) and other activities (mainly relating to United Kingdom property business, together with insurance and corporate activities in the United Kingdom and the U.S., and National Grid plc’s investments in technology and innovation companies, through National Grid Partners).

Our principal subsidiaries are:

•	National Grid Electricity Transmission plc, which operates our United Kingdom electricity transmission business;

•

National Grid North America Inc., an indirect, wholly-owned subsidiary of National Grid plc and the top holding company in National Grid plc’s corporate structure in the United States that acts as a treasury, finance and holding company for National Grid plc in the United States and operates as a vehicle for acquisition financing for National Grid plc in the United States through intercompany lending arrangements; and

•	National Grid Electricity Distribution plc, which operates our United Kingdom electricity distribution business.

USE OF PROCEEDS

Except as otherwise described in the accompanying prospectus supplement, we expect to use the net proceeds from the sale of the debt securities we offer under this prospectus for general corporate purposes.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our capitalization on an actual basis, using financial information compiled in accordance with IFRS, as at 31 March 2024. You should read this table in conjunction with our consolidated financial statements and notes and together with any updated information in the accompanying prospectus supplement and any documents incorporated by reference herein or therein.

As at 31 March 2024
(£ millions)
Finance debt and lease liabilities:
Bank loans	2,894
Bonds	41,995
Commercial Paper	1,444
Lease liabilities	779
Total Borrowings	47,072

Share Capital and reserves:
Share capital	493
Share premium account	1,298
Retained earnings	32,066
Other equity reserves	(3,990)
Total Shareholders’ Equity	29,867

Non-controlling interests	25
Total Equity	29,892

Total Capitalization	76,964

DESCRIPTION OF THE DEBT SECURITIES

General

The debt securities will be issued under an indenture between us and The Bank of New York Mellon, London Branch, as trustee, dated 12 June 2023. We have summarized material provisions of the indenture below. The summary is not complete and is subject to, and is qualified in its entirety by reference to, all provisions of the indenture, including the definition of certain terms in the indenture and those terms to be made a part of the indenture by the Trust Indenture Act of 1939, as amended. The form of indenture, which became the executed indenture, dated as of June 12, 2023, is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part and you should read the indenture for provisions that may be important to you. Capitalized terms used in this summary have the meanings specified in the indenture. In this summary, “we”, “our” or “us” means National Grid and its successors under the indenture only and does not include any of its subsidiaries.

The indenture does not limit the aggregate principal amount of the debt securities which we may issue under it and provides that we may issue debt securities under it from time to time in one or more series. The indenture does not limit the amount of other indebtedness or the debt securities which we or our subsidiaries may issue.

We describe in this section the general terms that will apply to any series of debt securities that may be offered under this prospectus. At the time that we offer debt securities, we will describe in the related prospectus supplement the specific terms of the debt securities of a series and the extent to which the general terms described in this section apply or do not apply to those securities.

The debt securities will be our direct, unsecured obligations and will rank equally with all of our other existing and future unsecured and unsubordinated indebtedness. In each case, these obligations shall be without any preference among themselves. This will be subject, in the event of insolvency, to laws of general applicability relating to or affecting creditors’ rights. Other unsecured and unsubordinated indebtedness may contain covenants, events of default and other provisions which are different from or which are not contained in the debt securities.

We will issue debt securities in series. Each series of debt securities may have different terms, and, in some cases, debt securities of the same series may have different terms. We will describe the following terms of the particular series of debt securities being offered in the applicable prospectus supplement:

•	the designation, aggregate principal amount and authorized or any minimum denominations of the series of debt securities,

•	the percentage or percentages of principal amount (price to public) at which the debt securities of the series will be issued,

•	certain dates or periods, including:

(a)	the original issue date or dates or periods during which the debt securities may be issued,

(b)

the date or dates (or manner of determining the same), if any, on which, or the range of dates, if any, within which, the principal of (and premium, if any, on) the debt securities of the series is payable, and

(c)	the record dates, if any, for the determination of holders to whom such principal (and premium, if any, thereon) is payable,

•	information with regard to interest, including:

(a)	the rate or rates per annum (and the manner or basis of calculation thereof) at which the debt securities of the series shall bear interest (if any),

(b)	the date or dates from which such interest shall accrue,

(c)	the interest payment dates on which such interest shall be payable (or manner of determining the same), and

(d)	the regular record date for the interest payable on any interest payment date,

•	the place or places where:

(a)	the principal of (and premium, if any, on) and interest, if any, on debt securities of the series shall be payable,

(b)	debt securities of the series may be presented for transfer or exchange,

(c)	notices and demands to or upon us may be served, and

(d)	commercial banks and foreign exchange markets must be open to settle payments to constitute a good business day,

•	the terms and conditions, if any, upon which debt securities of the series may be redeemed, in whole or in part, at our option or otherwise,

•

our obligation, if any, to redeem, repurchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the terms and conditions in respect thereof,

•

with respect to debt securities of a series, if other than the principal amount thereof, the portion of the principal amount of such debt securities of the series which shall be payable upon a redemption prior to maturity or a declaration of acceleration of the maturity following an event of default, if any, thereof,

•	any stock exchange on which we will list a series of debt securities,

•

whether the debt securities will be convertible into shares of common stock and/or exchangeable for other securities, the terms and conditions upon which such debt securities will be convertible or exchangeable,

•	whether the debt securities are to be issued as original issue discount securities,

•	any additional events of default (as defined below),

•	any additional covenants or agreements with respect to the debt securities of the series,

•	if other than U.S. dollars, the currency or currency unit in which any payments on the debt securities of the series shall be made or in which the debt securities of the series shall be denominated,

•

if applicable, the fact that the terms of the applicable indenture described below under “Discharge, Defeasance and Covenant Defeasance” will not apply with respect to the debt securities of the series,

•

the date as of which any Global Security (as defined below) representing outstanding debt securities of the series shall be dated if other than the date of original issuance of the first security of the series to be issued,

•

if applicable, the fact that the terms of the applicable indenture described under “Redemption of Debt Securities for Tax Reasons” and “Payment of Additional Amounts” below will not apply with respect to the debt securities of the series,

•	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or notes and, in such case, the depositary for such global security or notes,

•	whether any legends shall be stamped or imprinted on all or a portion of the debt securities of a series, and the terms and conditions upon which any such legends may be removed,

•	information with respect to book-entry procedures, if any,

•	any other terms of that series, and

•	any material United Kingdom or U.S. federal tax consequences applicable to the particular series which are not disclosed in this Prospectus.

The indenture does not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit rating.

Denominations, Registration and Transfer

Unless the applicable prospectus supplement provides otherwise, we will issue debt securities registered in the name of holders as set out in the books of the security registrar (each, a “registered security”, or a security in “registered form”).

Unless the applicable prospectus supplement provides otherwise, registered securities will be represented by interests in one or more global securities (each, a “Global Security”, or a security in “global form”) deposited with a nominee for, and accepted for settlement and clearance by, one or more of The Depository Trust Company (“DTC”) and a common depositary for Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, Société anonyme (“Clearstream”), as described under “Global Securities” below. Registered securities will be issued in such denominations as are specified in the applicable prospectus supplement and a Global Security will be issued in a denomination equal to the aggregate principal amount of outstanding debt securities of the series represented by such Global Security, unless the applicable prospectus supplement provides otherwise.

In the circumstances described below under “—Securities in Definitive Form”, we may physically issue and deliver certificated securities in registered form, which are referred to as securities in “definitive form”. Registered securities of any series issued in definitive form will be exchangeable for other registered securities of the same series, of a like aggregate principal amount and tenor and of different authorized denominations. A registered security issued in definitive form may be presented for registration of transfer (with the form of transfer duly executed), at the office of the security registrar or at the office of any transfer agent we designate for such purpose with respect to any series of debt securities and referred to in an applicable prospectus supplement, without service charge but subject to payment of any taxes and other governmental charges as described in the indenture. Such transfer or exchange will be effected after the security registrar or transfer agent, as the case may be, is satisfied with the documents of title and identity of the person making the request. We have initially appointed the trustee as the security registrar under the indenture. If a prospectus supplement refers to any transfer agents (in addition to the security registrar) that we have initially designated with respect to any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for such series. We may at any time designate additional transfer agents with respect to any series of debt securities.

If the debt securities of a series are redeemed in part, we shall not be required to:

•

issue, register the transfer of or exchange debt securities of any such series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of debt securities of that series selected to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption, or

•	register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part.

Global Securities

The debt securities of a series may be represented in whole or in part by one or more Global Securities that will be registered in the name of and deposited with or on behalf of, DTC or a common depositary for Euroclear and Clearstream (a “Depositary”) or a nominee thereof. Global Securities will be issued in registered form unless the applicable prospectus supplement provides otherwise. Unless and until it is exchanged for registered securities in definitive form, any such Global Security may not be transferred except as a whole by the relevant Depositary to its nominee, or vice versa, or by a nominee to another nominee of such Depositary or, in either case, to a successor of such Depositary or a nominee of such successor.

The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the related prospectus supplement. We anticipate that the following provisions will apply to all depositary arrangements. See also “—Clearance and Settlement” below.

Upon the issuance of a Global Security, the Depositary for such Global Security or its nominee will credit the accounts of persons entitled thereto with the respective beneficial interests in the principal amounts of the debt securities represented by such Global Security. Such accounts shall be designated by the underwriters, dealers or agents with respect to such debt securities, or by us if we offer and sell directly such debt securities. Ownership of beneficial interests in a Global Security will be limited to persons that have accounts with the Depositary for such Global Security or its nominee (“participants”) or persons that may hold interests through participants. Ownership of beneficial interests in the Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary or its nominee (with respect to interests of participants) for such Global Security and on the records of participants (with respect to interests of persons who hold interests through participants). The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair your ability to transfer beneficial interests in a Global Security.

So long as the relevant Depositary, or its nominee, is the registered owner of such Global Security, it will be considered the sole owner or holder of the debt securities represented by such Global Security for all purposes under the indenture governing the debt securities. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have debt securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of securities of such series in definitive form and will not be considered the owners or holders thereof under the indenture governing such debt securities. Such owners of beneficial interests will not have the direct right to act upon any solicitation for actions from holders of the debt securities and will be permitted to act only to the extent appropriate proxies to do so from DTC, Euroclear or Clearstream, as applicable, have been received. Similarly, upon the occurrence of an event of default, unless and until debt securities in definitive form are issued, owners of beneficial interests in Global Securities will be restricted to acting only to the extent appropriate proxies have been received from DTC, Euroclear or Clearstream, as applicable.

Any payments of principal, premium, if any, or interest, if any, on debt securities registered in the name of a Depositary or its nominee will be made to it as the registered owner of the Global Security representing such debt securities. Neither we, nor any of the applicable trustees, paying agents or security registrars for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security for such debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the Depositary for a Global Security or its nominee, upon receipt of any payment of principal, premium (if any) or interest (if any), will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the debt securities of such series represented by such Global Security as shown on the records of such Depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities payable to bearer or registered in “street name” (holders of debt securities in accounts at banks or brokers), and will be the responsibility of such participants.

Securities in Definitive Form

If a Depositary for a Global Security in respect of a series of debt securities is at any time unwilling or unable to continue as depositary, and we do not appoint a successor depositary within 120 days, or in the event of our winding up we fail to make any payment on any debt securities when due, and the trustee has received notice from the registered owner of such Global Security requesting the exchange of a specified amount of such debt securities for debt securities of such series in definitive form, we will issue registered securities in respect of the debt securities of such series in definitive form in exchange for the Global Security representing such series of debt securities.

We may at any time and in our sole discretion determine that the registered securities, in respect of the debt securities of any series represented by one or more Global Securities, shall no longer be represented by such Global Security or Securities. In such event, we will issue registered securities in respect of the debt securities of such series in definitive form. Further, if we so specify with respect to the debt securities of a series, you may, on terms acceptable to us and the Depositary for such Global Security, receive registered securities of such series in definitive form.

In any such instance, you will be entitled to physical delivery in definitive form of securities of the series of debt securities represented by such Global Security, equal in principal amount to your beneficial interest, registered in your name.

Debt securities of any series so issued in definitive form will only be issued as registered securities in authorized minimum denominations and bearing any applicable restrictive legend. There should be no tax consequences associated with an exchange of registered securities in global form for registered securities in definitive form. If we issue debt securities in definitive form in exchange for a particular Global Security, the relevant Depositary, as holder of that Global Security, will surrender it against receipt of the debt securities in definitive form, cancel the book-entry debt securities of that series, and distribute through DTC, Euroclear or Clearstream, as the case may be, the debt securities in definitive form of that series to the persons and in the amounts specified by DTC, Euroclear or Clearstream, as the case may be.

To the extent permitted by law, we, the trustee, the paying agents and the security registrars shall be entitled to treat the person in whose name any debt security in definitive form is registered as the absolute owner.

Payments in respect of a debt security in definitive form will be made to the person in whose name the definitive debt security is registered as it appears in the register for that series. They will be made either by check mailed or delivered to the address of the person entitled thereto as such address shall appear in the security register or by wire transfer to an account maintained by the person entitled thereto as specified in the security register. Debt securities issued in definitive form should be presented to the applicable paying agent for redemption.

Holders of debt securities in definitive form will have the direct right to act upon any solicitation for actions from holders of the debt securities, including upon the occurrence of an event of default, and will not be required to rely upon receipt of proxies from DTC, Euroclear or Clearstream.

Payments on Debt Securities

The applicable prospectus supplement will specify the date on which we will pay interest, if any, and the date for payments of principal (and premium, if any, thereon) on any particular series of debt securities. The prospectus supplement will also specify the interest rate or rates, if any, or how such rate or rates will be calculated.

Redemption at the Option of NG

The applicable prospectus supplement will specify whether we may redeem the debt securities of any series, in whole or in part, at our option or in any other circumstances. The prospectus supplement will also specify the notice that we will be required to provide and the prices (and premium, if any, thereon) at which and the dates on which the debt securities may be redeemed. Any notice of redemption of debt securities will state:

•	the date fixed for redemption;

•	the record date;

•	the amount of debt securities to be redeemed if we are only redeeming part of a series;

•	the series and relevant identification codes of the debt securities to be redeemed;

•	the redemption price;

•

that on the date fixed for redemption the redemption price will become due and payable on each debt security to be redeemed and, if applicable, that any interest will cease to accrue on or after the redemption date; and

•	the place or places at which each holder may obtain payment of the redemption price.

Redemption at the Option of Debt Security Holders

The applicable prospectus supplement will specify whether holders of the debt securities of any series may have the option to require us to redeem such debt securities in the event of a restructuring of National Grid. This option is referred to as a “put option”. In the event that the applicable prospectus supplement states that debt security holders of such series have a put option, then the provisions described below relating to the notices that NG and/or such debt security holders will be required to provide and the prices (and premium, if any, thereon), at which and the dates on which the affected debt securities may be redeemed will be applicable.

Public Announcement upon Occurrence of Restructuring Event

If the applicable prospectus supplement specifies that debt security holders of such series have a put option, then at any time while any of such debt securities remains outstanding, there occurs a restructuring event (as described further below), we shall make a public announcement of such event. The public announcement will consist of an announcement by us or the trustee, of the occurrence of the restructuring event published in a leading national newspaper having general circulation in the United States (which is expected to be The Wall Street Journal).

Determining whether a Restructuring Event Has Occurred

A “restructuring event” shall be deemed to have occurred when at any time while any of such series of debt securities remain outstanding, the sum of disposal percentages for NG within any consecutive period of 36 months commencing on or after the initial issue date of any such series of debt securities is greater than 50 per cent, as determined by NG.

The “disposal percentages for NG” are calculated, in relation to a sale, transfer, lease or other disposal or dispossession of any disposed assets of NG, the ratio of (a) the aggregate operating profit of disposed assets of NG to (b) the consolidated operating profit of NG, expressed as a percentage.

“Disposed assets of NG” for the purposes of the calculation of disposal percentages for NG means, where NG and/or any of its subsidiaries sells, transfers, leases or otherwise disposes of or is dispossessed by any means (but excluding sales, transfers, leases, disposals or dispossessions which, when taken together with any related lease back or similar arrangements entered into in the ordinary course of business, have the result that the operating profit of NG directly attributable to any such undertaking, property or assets continues to accrue to NG or, as the case may be, such subsidiary), otherwise than to a wholly-owned subsidiary of NG or to NG, of the whole or any part (whether by a single transaction or by a number of transactions whether related or not) of its undertaking or (except in the ordinary course of business of NG or any such subsidiary) property or assets, the undertaking, property or assets sold, transferred, leased or otherwise disposed of or of which it is so dispossessed.

“Operating profit of disposed assets of NG”, in relation to any disposed assets of NG, means the operating profits on ordinary activities before tax and interest (for the avoidance of doubt, exceptional items, as reflected in the relevant accounts of NG, shall not be included) of NG and its subsidiaries directly attributable to such disposed assets as determined in accordance with IFRS by reference to the relevant accounts and, if relevant accounts of NG do not yet exist, determined in a manner consistent with the assumptions upon which the directors’ report of NG is to be based. Where the directors of NG have employed assumptions in determining the operating profit of NG, those assumptions should be clearly stated in the directors’ report of NG;

“Relevant accounts of NG” means the most recent annual audited consolidated financial accounts of NG and its subsidiaries preceding the relevant sale, transfer, lease or other disposal or dispossession of any disposed asset of NG.

“Directors’ report of NG” refers to a report prepared and signed by two directors of NG addressed to the trustee setting out the operating profit of NG, the consolidated operating profit of NG and the disposal percentage for NG and stating any assumptions which the directors of NG have employed in determining the operating profit of NG.

“Consolidated operating profit of NG” means the consolidated operating profit on ordinary activities before tax and interest and before taking account of depreciation and amortization of goodwill and regulatory assets (for the avoidance of doubt, exceptional items, as reflected in the relevant accounts of NG shall not be included) of NG and its subsidiaries (including any share of operating profit of associates and joint ventures) determined in accordance with IFRS by reference to the relevant accounts of NG.

For the purpose of determining whether a restructuring event has occurred, “subsidiary” means a subsidiary within the meaning of Section 1159 of the Companies Act 2006.

Events Giving Rise to a Put Option

If debt security holders have a put option, then such debt security holders shall be able to exercise a put option only in the circumstances described below.

If at any time while any given series of debt securities with a put option remains outstanding, there occurs a restructuring event, and if, within the applicable NG restructuring period, either:

(a)	(if at the time that the restructuring event occurs there are rated debt securities (as defined below)) a rating downgrade in respect of the restructuring event occurs; or

(b)	(if at the time that the restructuring event occurs there are no rated debt securities) a negative rating event in respect of the restructuring event occurs,

then the holders of each such affected series of debt securities will have the option upon the giving of a notice to the trustee to require us to redeem or, at our option, purchase (or procure the purchase of) such debt security on any business day falling within the period of 45 days after a notice of the exercise of the put option is given to us (at its principal amount together with accrued interest to the date of redemption). The restructuring event and rating downgrade or the restructuring event and negative rating event, as the case may be, occurring within the NG restructuring period, together are referred to as a “put event”.

For the purpose of determining whether a put event has occurred, “NG restructuring period” shall refer to the period ending 90 days after a public announcement of a restructuring event (or such longer period in which the rated debt securities or rateable debt, as the case may be, is or are under consideration (announced publicly within the first mentioned period) for rating review or, as the case may be, rating by a rating agency).

“Rating agency” refers to Moody’s Investors Services Ltd. and its successors or S&P Global Ratings UK Ltd. and its successors or Fitch Ratings Ltd. and its successors or any rating agency substituted for either of them (or any permitted substitute of them) by NG from time to time with prior written notice to the trustee.

“Rated debt securities” means for each series, the debt securities of such series, if and for so long as they shall have an effective rating from a rating agency and otherwise any rateable debt which is rated by a rating agency; provided that if there shall be no such rateable debt outstanding prior to the maturity of such series of debt securities, the holders of not less than one-quarter in principal amount of such outstanding debt securities may require us to obtain and thereafter update on an annual basis a rating of such debt securities from a rating agency. In addition, we may at any time obtain and thereafter update on an annual basis a rating of such debt securities from a rating agency, provided that, except as provided above, we shall not have any obligation to obtain such a rating of such debt securities;

A “negative rating event” shall be deemed to have occurred if either (a) we do not, either prior to or not later than 21 days after the relevant restructuring event, seek, and thereupon use all reasonable efforts to obtain, a rating of the affected series of debt securities or any other rateable debt from a rating agency or (b) if we do so seek and use such efforts, we are unable, as a result of such restructuring event, to obtain such a rating of at least investment grade (BBB- or Baa3 or their respective equivalents for the time being), provided that a negative rating event shall not be deemed to have occurred in respect of a particular restructuring event if the rating agency declining to assign a rating of at least investment grade (as described above) does not announce or publicly confirm that its declining to assign a rating of at least investment grade was the result, in whole or in part, of any event or circumstance comprised in or arising as a result of, or in respect of, the applicable restructuring event (whether or not the restructuring event shall have occurred at the time such investment grade rating is declined);

“Rateable debt” shall be understood to refer to unsecured and unsubordinated debt of NG having an initial maturity of five years or more; and

“Rating downgrade” shall be deemed to have occurred in respect of the restructuring event if the then current rating whether provided by a rating agency at our invitation or by its own volition assigned to the rated debt securities by any rating agency is withdrawn or reduced from an investment grade rating (BBB- or Baa3 or their respective equivalents for the time being or better) to a non-investment grade rating (BB+ or Ba1, or their respective equivalents for the time being, or worse) or, if a rating agency shall already have rated the rated debt securities below investment grade (as described above), the rating is lowered one full rating category; provided that a rating downgrade otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular restructuring event if the rating agency making the reduction in rating to which this definition would otherwise apply does not announce or publicly confirm that the reduction was the result, in whole or part, of any event or circumstance comprised in or arising as a result of, or in respect of, the applicable restructuring event (whether or not the applicable restructuring event shall have occurred at the time of the rating downgrade).

The trustee has no responsibility to monitor whether the debt securities are rated or incur a Rating downgrade.

Our Obligations upon the Occurrence of a Put Event

Promptly upon our becoming aware that a put event has occurred, we shall, or at any time upon the trustee becoming similarly so aware the trustee may, and if so requested in writing by the holders of at least the majority of the principal amount of the affected series of debt securities then outstanding, the trustee shall give notice to such debt security holders specifying the nature of the put event and the procedures for exercising the put option. We refer to this notice as a “put event notice”.

We shall, forthwith upon becoming aware of the occurrence of the restructuring event (a) notify the trustee and provide the trustee with the relevant directors’ report of NG and (b) provide, or procure that the reporting accountants provide, the trustee with the accountants’ report. “Reporting accountants” refers to the auditors of NG (but not acting in their capacity as auditors) or such other firm of accountants as may be appointed by NG and notified in writing to the trustee. The directors’ report and the accountants’ report shall, in the absence of manifest error, be conclusive and binding on all concerned, including the trustee and the holders of the affected series of debt securities. The trustee shall be entitled to act, or not act, and rely on without being expected to verify the accuracy of the same (and shall have no liability to debt security holders for doing so) any directors’ report and/or any accountants’ report (whether or not addressed to it).

“Accountants’ report” means a report of the reporting accountants stating whether the amounts included in the calculation of the operating profit and the amount for consolidated operating profit as included in the directors’ report have been accurately extracted from the accounting records of NG Group and whether the disposal percentage included in the directors’ report has been correctly calculated which will be prepared pursuant to an engagement letter to be entered into by and among the reporting accountants and us.

Our delivery to the trustee of the directors’ report of NG or the accountants’ report shall be for informational purposes only. Nothing therein shall impute knowledge to the trustee of a default or event of default.

We shall use reasonable efforts to procure that there shall at the relevant time be reporting accountants who have (a) entered into an engagement letter with us which shall (i) not limit the liability of the reporting accountants by reference to a monetary cap and (ii) be available for inspection by holders of debt securities at the principal corporate trust office of the trustee or (b) agreed to provide accountants’ reports on such other terms as we shall approve. If we, having used reasonable efforts, are unable to procure that there shall at the relevant time be reporting accountants who have entered into an engagement letter complying with (i) above, the trustee may rely on an accountants’ report which contains a limit on the liability of the reporting accountants by reference to a monetary cap or otherwise.

You should be aware that the engagement letter for the reporting accountants may contain a limit on the liability of the reporting accountants which may impact on the interests of debt security holders.

We shall give notice to the trustee of the identity of the reporting accountants.

Put Option Redemption Procedures

In order to exercise the option of redemption of a debt security in the event of an occurrence of a put event, the debt security holder must deliver each debt security to be redeemed accompanied by a duly signed and completed notice (which we refer to as a “put notice”). The put notice must be delivered on any business day falling within the period of 45 days after we or the trustee on behalf of NG, as the case may be, provide a put event notice to the debt security holders. We refer to this period as the “put period”.

The put notice may also specify an account to which payment is to be made for the put option redemption. The debt security should be delivered after the date falling seven days after the expiry of the put period, otherwise payment will be made in the same manner as payment for the principal or any premium and interest on the debt securities. We refer to the date on which the debt security should be delivered as the “put date”.

In return for the receipt of the debt security and put notice, the debt security holder will receive a non-transferable receipt. Unless otherwise specified in the applicable prospectus supplement, payment in respect of any debt security so delivered will be made, if the debt security holder duly specified a bank account in the put notice to which payment is to be made, on the put date by transfer to that bank account. A put notice, once given, shall be irrevocable. We shall redeem the relevant debt securities on the put date unless previously redeemed or purchased.

If you hold your debt securities through a nominee or broker, you will need to instruct your nominee or broker, as applicable, to tender the required notice and deliver the applicable debt securities so that such tender complies with the procedures set forth above.

Negative Pledge

Unless otherwise specified in the applicable prospectus supplement, so long as any debt securities of a series remain outstanding (as defined in the indenture), NG will not create or permit to subsist any mortgage, charge, pledge, lien or other form of encumbrance or security interest upon the whole or any part of its undertaking, its assets or revenues present or future to secure any Relevant Indebtedness (as defined below), or any guarantee of or indemnity in respect of any Relevant Indebtedness unless, at the same time or prior thereto, our obligations under the debt securities and the indenture (a) are secured equally and rateably therewith or benefit from a guarantee or indemnity in substantially identical terms thereto, as the case may be, in each case to the satisfaction of the trustee, or (b) have the benefit of such other security, guarantee, indemnity or other arrangement as the trustee in its absolute discretion shall deem to be not materially less beneficial to the holders of the debt securities or as shall be approved by the holders of not less than 75 per cent. in aggregate principal amount of the debt securities of any series.

“Relevant Indebtedness” means any present or future indebtedness in the form of, or represented by, bonds, notes, debentures, loan stock or other securities which are, or are intended, with the agreement of NG, to be, or capable of being, quoted, listed or ordinarily dealt in on any stock exchange.

Consolidation, Amalgamation, Merger and Sale or Lease of Assets

Unless the applicable prospectus supplement provides otherwise, so long as any debt security of a series remains outstanding, we are permitted to consolidate, amalgamate with or merge into any other corporation or convey, transfer or lease our properties and assets substantially as an entirety to any person (as defined in the indenture). However, we may not take these actions unless:

•

the corporation formed by such consolidation or amalgamation or into which we are merged, or the person which acquires, leases or is the transferee of or recipient of the conveyance of substantially all or all of our properties and assets, shall:

(c)

be a corporation or other person organized and validly existing under the laws of the United States, the United Kingdom or any other country that is a member of the Organisation for Economic Co-operation and Development (as the same may be constituted from time to time); and

(d)

expressly assume, by a supplement to the applicable indenture that is executed and delivered in form reasonably satisfactory to the trustee, with any amendments or revisions necessary to take account of the jurisdiction in which any such corporation or other person is organized (if other than England and Wales);

(i)	the due and punctual payment of the principal of (and premium, if any, on) and interest, if any, on all of the debt securities of such a series;

(ii)

the performance of every covenant of the indenture (other than a covenant included in the indenture solely for the benefit of a series of debt securities other than such debt securities) and of such debt securities on our part to be performed;

(iii)	such assumption shall provide that such corporation or person shall pay to the holder of any such debt securities such additional amounts as may be necessary in order that every net payment of the principal of (and premium, if any, on) and interest, if any, on such debt securities will not be less than the amounts provided for in such debt securities to be then due and payable; and

(iv)

with respect to (iii) above, such obligation shall extend to any deduction or withholding for or on account of any present or future tax, assessment or governmental charge imposed upon such payment by the United Kingdom or the country in which any such corporation or person is organized or resident for tax purposes or any district, municipality or other political subdivision or taxing authority thereof (subject to the limitations contained in “—Payments of Additional Amounts” below, as applied to such corporation or person and, if applicable, such other country); and

•

immediately after giving effect to such transaction, no event of default with respect to the debt securities of such a series, and no event which, after notice or lapse of time, or both, would become an event of default, with respect to such debt securities, shall have occurred and be continuing.

Upon any such consolidation, amalgamation or merger, or any such conveyance, transfer or lease, the successor corporation or person will succeed to, and be substituted for, and may exercise all of our rights and powers under the indenture with the same effect as if such successor corporation or person had been named as the issuer thereunder and thereafter, except in the case of a lease, the predecessor corporation shall be relieved of all obligations and covenants under the applicable indenture and such debt securities.

Events of Default

Unless the applicable prospectus supplement provides otherwise, the following events will constitute an event of default under the indenture with respect to a series of debt securities (whatever the reason for such event of default and whether it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)	default in the payment of any principal (or premium, if any) due on the debt securities, and continuance of such default for a period of 14 days;

(b)	default in the payment of any interest (and additional amounts, if any) due on the debt securities, and continuance of such default for a period of 30 days;

(c)

default in the performance, or breach, of any covenant or warranty (other than any obligation for the payment of any principal or interest with respect to the debt securities) applicable to us contained in the indenture, and which default is incapable of remedy or, if in the opinion of the trustee is capable of remedy and has not been remedied within 90 days after the trustee having given us written notice as provided in the indenture;

(d)

if (i) any of our or any Principal Subsidiary’s (as defined below) present or future Relevant Indebtedness becomes due and payable prior to its stated maturity by reason of an actual event of default or (ii) any amount with respect to such Relevant Indebtedness is not paid when due or, as the case may be, within any applicable grace period, provided that the aggregate amount of the Relevant Indebtedness with respect to any of the events described in this paragraph equals or exceeds £100,000,000;

(e)

either a court in the United Kingdom issues a final order or an effective shareholders’ resolution is validly adopted, and where possible, such resolution or final order is not discharged or stayed within 90 days, for our winding up or dissolution;

(f)	attachment is made of the whole or substantially the whole of our assets or undertakings and such attachment is not released or cancelled within 90 days or an encumbrancer takes possession or an administrative or other receiver or similar officer is appointed of the whole or substantially the whole of our undertaking or assets or an administration or similar order is made to us, and such taking of possession, appointment or order is not released, discharged or cancelled within 90 days;

(g)	we cease to carry on all or substantially all of our business, or we are unable to pay debts within the meaning of Section 123 (1)(e) or Section 123(2) of the United Kingdom Insolvency Act 1986; or

(h)	we are adjudged bankrupt or insolvent by a court of competent jurisdiction in our country of incorporation.

“Principal Subsidiary” means each of National Grid Electricity Transmission plc, National Grid North America Inc., National Grid USA, National Grid Electricity Distribution (East Midlands) plc, National Grid Electricity Distribution (West Midlands) plc, National Grid Electricity Distribution (South West) plc and National Grid Electricity Distribution (South Wales) plc and includes any successor entity thereto or any member of the NG Group to which all or substantially all of the assets of a Principal Subsidiary are transferred, provided that any such company shall cease to be a Principal Subsidiary if at any time NG, or any direct or indirect subsidiary of NG, ceases to control (as defined below) such company. In the event that all or substantially all of the assets of a Principal Subsidiary are transferred to a member of the NG Group as described above, the transferor of such assets shall cease to be deemed to be a Principal Subsidiary. Herein, “control” of a company means holding more than 50 percent of the issued or allotted ordinary shares in such company.

If an event of default with respect to a series of debt securities occurs and is continuing, either the trustee or the holders of at least 25 per cent. in principal amount of the outstanding debt securities of that series by written notice as provided in the indenture may declare the principal amount of all outstanding debt securities of that series to be due and payable immediately. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, and subject to applicable law and certain other provisions of the indenture, the holders of a majority in aggregate principal amount of the debt securities may, under certain circumstances, rescind and annul such acceleration.

The indenture provides that, within 120 days after the occurrence of any event which is, or after notice or lapse of time or both would become, an event of default with respect to a series of debt securities, the trustee will transmit, in the manner set forth in the indenture and subject to the exceptions described below, notice of such default to the holders of the debt securities of that series unless such default has been cured or waived. However, except in the case of a default in the payment of principal of, or premium, if any, or interest on, or additional amounts with respect to, any debt securities, the trustee may (although there is no obligation on it to do so) withhold such notice if and so long as the board, executive committee or a trust committee of directors and/or responsible officers of the trustee in good faith determine that the withholding of such notice is in the best interest of the holders of the debt securities. If an event of default occurs, has not been waived and is continuing with respect to a series of debt securities, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of the debt securities of that series by all appropriate judicial proceedings. The indenture provides that, subject to the duty of the trustee during any default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the debt securities, unless such holders shall have offered to the trustee indemnity or security satisfactory to the trustee. Subject to such provisions for the indemnification of the trustee, and subject to applicable law and certain other provisions of the indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series.

Modification and Waiver

In general, we and the trustee may modify or amend the indenture with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of each series affected by such modification;

provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

•	change the stated maturity of the principal of, or any premium or instalment of interest on, the debt securities;

•	reduce the principal amount of, or the rate (or modify the calculation of such principal amount or rate) of interest on, or any premium payable upon the redemption of, the debt securities;

•

change the redemption provisions of the debt securities or, following the occurrence of any event that would entitle a holder to require us to redeem or repurchase the debt securities at the option of the holder, adversely affect the right of redemption or repurchase at the option of such holder, of the debt securities;

•	change the place of payment or the coin or currency in which the principal of, any premium or interest on or any additional amounts with respect to, the debt securities is payable;

•

impair the right to institute suit for the enforcement of any payment on or after the stated maturity of the debt securities (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the repayment date);

•	reduce the percentage in principal amount of the debt securities, the consent of whose holders is required in order to take specific actions;

•	reduce the requirements for quorum or voting by holders of the debt securities in the applicable section of the indenture;

•

modify any of the provisions in the indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of such debt securities except to increase any percentage vote required or to provide that other provisions of the indenture cannot be modified or waived without the consent of the holder of each note affected thereby; or

•	modify any of the above provisions.

We and the trustee may modify or amend the indenture and the debt securities without the consent of any holder in order to, among other things:

•

provide for our successor pursuant to a consolidation, amalgamation, merger or sale of assets that complies with the provisions under “—Consolidation, Amalgamation, Merger and Sale or Lease of Assets” above;

•	add to our covenants for the benefit of the holders of the debt securities or to surrender any right or power conferred upon us by the indenture;

•	provide for a successor trustee with respect to the debt securities;

•

cure any ambiguity or correct or supplement any provision in the indenture which may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the indenture which will not adversely affect the interests of the holders of the debt securities;

•	change the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of the debt securities under the indenture;

•	add any additional events of default with respect to the debt securities;

•	provide for conversion or exchange rights of the holders of the debt securities; or

•	make any other change that does not materially adversely affect the interests of the holders of the debt securities.

The holders of at least a majority in aggregate principal amount of the debt securities of any series may, on behalf of the holders of the debt securities, waive compliance by us with certain restrictive provisions of the indenture. The holders of not less than a majority in aggregate principal amount of the debt securities of any series may, on behalf of the holders of the debt securities, waive any past default and its consequences under the indenture with respect to the debt securities, except a default (1) in the payment of principal of, any premium or interest on or any additional amounts with respect to the debt securities or (2) in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each note.

Under the indenture, we are required to furnish the trustee annually a statement as to performance by us of certain of our obligations under the indenture and as to any default in such performance.

Discharge, Defeasance and Covenant Defeasance

Unless the applicable prospectus supplement provides otherwise, we may discharge certain obligations to holders of a series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or called for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars or Government Obligations (as defined below) in an amount sufficient to pay the entire indebtedness on the debt securities with respect to principal and any premium, interest and additional amounts to the date of such deposit (if the debt securities have become due and payable) or with respect to principal, any premium and interest to the maturity or redemption date thereof, as the case may be.

The indenture provides that, unless the provisions relating to discharge and defeasance are made inapplicable to the debt securities, we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities (except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on the debt securities and other obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an officer or agency with respect to the debt securities and to hold moneys for payment in trust) (“defeasance”) or (2) to be released from our obligations with respect to the debt securities under certain covenants such that any omission to comply with such obligations thereafter will not constitute a default or an event of default with respect to the debt securities (“covenant defeasance”). Defeasance or covenant defeasance, as the case may be, will be conditioned upon the irrevocable deposit by us with the trustee, in trust, of an amount in U.S. dollars, or Government Obligations, or both, applicable to such debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, any premium and interest on the debt securities on the scheduled due dates or any prior redemption date.

Such a trust may only be established if, among other things:

(1)

the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any material agreement or instrument, other than the indenture, to which we are a party or by which we are bound;

(2)

no event of default or event which with notice or lapse of time or both would become an event of default with respect to the debt securities to be defeased will have occurred and be continuing on the date of establishment of such a trust after giving effect to such establishment and, with respect to defeasance only, no insolvency proceeding will have occurred and be continuing at any time during the period ending on the 91st day after such date;

(3)

we have delivered to the trustee an opinion of counsel (as specified in the indenture) to the effect that the beneficial owners of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S.

federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by us, a Revenue Ruling published by the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture;

(4)

with respect to defeasance, we have delivered to the trustee an officers’ certificate as to solvency and the absence of intent by us to prefer holders of the debt securities over our other creditors; and

(5)

we have delivered to the trustee an officers’ certificate and opinion of counsel stating that all conditions precedent to defeasance or covenant defeasance in the indenture, as the case may be, have been complied with.

“Government Obligations” means debt securities which are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America which, in the case of clauses (1) and (2), are not callable or redeemable at the option of the issuer or issuers thereof, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or any other amount with respect to any such Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian with respect to the Government Obligation or the specific payment of interest on or principal of or any other amount with respect to the Government Obligation evidenced by such depository receipt.

In the event we effect covenant defeasance with respect to the debt securities and the debt securities are declared due and payable because of the occurrence of any event of default other than an event of default with respect to any covenant as to which there has been covenant defeasance, the Government Obligations on deposit with the trustee, will be sufficient to pay amounts due on the debt securities at the time of the stated maturity or redemption date but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from such event of default. However, we would remain liable to make payment of such amounts due at the time of acceleration.

Payment of Additional Amounts

Unless otherwise specified in the applicable prospectus supplement, we will make all payments of principal and premium, if any, interest and any other amounts on, or in respect of, the debt securities without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any Relevant Jurisdiction, as defined below, or any political subdivision of any Relevant Jurisdiction or any authority in or of any Relevant Jurisdiction having the power to tax, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted. If a withholding or deduction at source is required, we will, unless the applicable prospectus supplement provides otherwise, subject to certain limitations and exceptions described below, pay to the holder of any debt securities, as additional interest, such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holder, after the withholding or deduction, will not be less than the amount provided for in such debt securities or in the indenture to be then due and payable.

We will not be required to pay any additional amounts:

(1)

for or on behalf of a person who is liable to such taxes or duties in respect of such debt securities by reason of having some connection with the Relevant Jurisdiction other than the mere holding of such debt securities;

(2)	in connection with presentation in the Relevant Jurisdiction where presentation is required;

(3)

if the holder or the beneficial owner of the relevant debt security failed to comply with a request by us or other authorized person addressed to the holder or beneficial owner, as the case may be, to provide information concerning the nationality, residence or identity of the holder or the beneficial owner or to make any declaration or other similar claim to satisfy any information or other requirement, which is required or imposed by a statute, treaty, regulation or administrative practice of a taxing jurisdiction as a precondition to exemption from all or part of the tax and which such holder or beneficial owner is legally able to satisfy;

(4)

where presentation is required, more than 30 days after the Relevant Date (as defined below) except to the extent that the holder would have been entitled to such additional amounts, on presenting the same for payment on such thirtieth day; or

(5)	with respect to any combination of items (1), (2), (3) or (4) above.

“Relevant Date” means the date on which the payment of principal of (or premium, if any) or interest, if any, on any series of debt securities first becomes due or (if any amount of the money payable is improperly withheld or refused) the date on which payment in full of the amount outstanding is made or (if earlier) the date on which notice is duly given to the holder that upon presentation of the debt security in global or definitive form payment will be made provided that payment is in fact made upon such presentation.

“Relevant Jurisdiction” as used herein means the United Kingdom or any other jurisdiction in which we are resident for tax purposes.

Notwithstanding any other provision of the indenture, any amounts to be paid on the debt securities by or on behalf of us, will be paid net of any deduction or withholding imposed or required pursuant to an agreement described in Section 1471(b) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or otherwise imposed pursuant to Sections 1471 through 1474 of the Code (or any regulations thereunder or official interpretations thereof) or an intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any fiscal or regulatory legislation, rules or practices implementing such an intergovernmental agreement) (any such withholding or deduction, a “FATCA Withholding”). Neither we nor any other person will be required to pay any additional amounts in respect of FATCA Withholding.

In addition, unless otherwise specified in the applicable prospectus supplement, we will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such debt securities to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such debt securities if such payment would be required by the laws of the Relevant Jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner to the extent such beneficiary, partner or settlor would not have been entitled to such additional amounts had it been the holder of the note.

Redemption of Debt Securities for Tax Reasons

Unless otherwise specified in the applicable prospectus supplement, we or our successor may redeem any series of the debt securities at our option, in whole but not in part, at a redemption price equal to 100 per cent. of the principal amount, together with accrued and unpaid interest and additional amounts, if any, to the date fixed for redemption, if as a result of any change in or amendment to the laws or treaties (or any regulations or rulings promulgated under these laws or treaties) of the Relevant Jurisdiction or any taxing authority in the Relevant Jurisdiction (or any political subdivision) or any change in the application or official interpretation of such laws, regulations or rulings occurring, in the case of a redemption by us, on or after the date of issuance of the series of debt securities or, in the case of a redemption by our successor, on or after the date on which the successor corporation assumes the obligation under the debt securities, we will be required as of the next interest payment date to pay additional amounts with respect to the debt securities as provided in “—Payment of Additional Amounts” above and such requirements cannot be avoided by the use of reasonable measures (such measures not involving any material additional payments or expense by us) then available. If we elect to redeem the debt securities under this provision, we will give written notice of such election to the trustee and the holders of the debt securities. Interest on the debt securities will cease to accrue unless we default in the payment of the redemption price.

Prior to giving the notice of a tax redemption, we will deliver to the trustee a certificate signed by a duly authorized officer stating that we are entitled to effect the redemption and setting forth a statement of facts showing that the conditions precedent to our right to so redeem have occurred.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in that state.

Information Concerning the Trustee

The indenture provides that the trustee will have no obligations other than the performance of such duties as are specifically set forth in such indenture, except that, if an event of default has occurred and is continuing, the trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it by the indenture as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs. The trustee will be under no obligation to exercise any of its rights or powers under the indenture unless such holders shall have offered to the trustee security and indemnity satisfactory to the trustee against any loss, liability or expense, and then only to the extent required by the terms of the indenture. The Bank of New York Mellon, London Branch is to be the trustee and paying agent under the indenture, is one of a number of banks with which NG and its subsidiaries maintain banking relationships in the ordinary course of business and they are the depositary for our American Depositary Shares.

CLEARANCE AND SETTLEMENT

Unless the applicable prospectus supplement provides otherwise, if we issue Global Securities representing any debt securities, then the Global Securities will be deposited upon issuance with, or on behalf through one or more international and domestic clearing systems. The principal clearing systems we will use are the book-entry systems operated by DTC in the United States, Clearstream in Luxembourg and Euroclear in Brussels, Belgium. These systems have established electronic debt securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow debt securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.

Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for debt securities we issue in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis.

Global securities will be registered in the name of and deposited with a nominee for, and accepted for settlement and clearance by, one or more of DTC and a common depositary for Euroclear and Clearstream, and any other clearing system identified in the applicable prospectus supplement.

Cross-market transfers of debt securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities. Investors in securities that are issued outside of the United States, its territories and possessions must initially hold their interests through Euroclear, Clearstream or the clearing system that is described in the applicable prospectus supplement.

The policies of DTC, Euroclear and Clearstream will govern payments, transfers, exchange and other matters relating to investors’ interests in debt securities held by them. This is also true for any other clearing system that may be named in a prospectus supplement.

Neither we, nor any trustee, paying agent or registrar have any responsibility for any aspect of the actions of DTC, Euroclear and Clearstream or any of their direct or indirect participants or accountholders. Neither we, nor any trustee, paying agent or registrar have any responsibility for any aspect of the records kept by DTC, Euroclear and Clearstream or any of their direct or indirect participants or accountholders. Neither we, nor any trustee, paying agent or registrar supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

DTC, Euroclear and Clearstream and their participants and accountholders perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform these procedures and may modify them or discontinue them at any time.

The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Euroclear and Clearstream as they are currently in effect. Those systems could change their rules and procedures at any time.

The Clearing Systems

DTC

DTC has advised us as follows:

•	DTC is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking corporation” within the meaning of New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

•

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to accounts of its participants. This eliminates the need for physical movement of certificates.

•

Participants in DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is partially owned by some of these participants or their representatives.

•	Indirect access to the DTC system is also available to banks, brokers, dealers and trust companies that have relationships with participants.

•	The rules applicable to DTC and DTC participants are on file with the SEC.

Clearstream

Clearstream has advised us as follows:

•

Clearstream is a duly licensed bank organized as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier).

•

Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through electronic book-entry charges to the accounts of its customers. This eliminates the need for physical movement of certificates.

•	Clearstream provides other services to its accountholders, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities.

•

Clearstream’s customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers and dealers and banks.

•

Indirect access to the Clearstream system is also available to others that clear through Clearstream customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.

Euroclear

Euroclear has advised us as follows:

•

Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Banking and Finance Commission (Commission Bancaire et Financière) and the National Bank of Belgium (Banque Nationale de Belgique).

•

Euroclear holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates.

•

Euroclear provides other services to its customers, including credit custody, lending and borrowing of securities and tri-party collateral management. It interfaces with the domestic markets of several other countries.

•

Euroclear customers include banks, including central banks, securities brokers and dealers, trust companies and clearing corporations and may include certain other professional financial intermediaries.

•	Indirect access to the Euroclear system is also available to others that clear through Euroclear customers or that have relationships with Euroclear accountholders.

•	All securities in Euroclear are held on a fungible basis. This means that specific certificates are not matched to specific securities clearance accounts.

Other Clearing Systems

We may choose any other clearing system for a particular series of debt securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

Primary Distribution

The distribution of the debt securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for debt securities will be made on a delivery versus payment or free delivery basis. These payment procedures will be more fully described in the applicable prospectus supplement.

Clearance and settlement procedures may vary from one series of debt securities to another according to the currency that is chosen for the specific series of debt securities. Customary clearance and settlement procedures are described below.

We will submit applications to the relevant system or systems for the debt securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the prospectus supplement.

Clearance and Settlement Procedures—DTC

DTC participants that hold debt securities through DTC on behalf of investors will follow the settlement practices applicable to U.S. corporate debt obligations in DTC’s Same-Day Funds Settlement System.

Securities will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, securities will be credited free of payment on the settlement date.

Clearance and Settlement Procedures—Euroclear and Clearstream

We understand that investors that hold their debt securities through Euroclear or Clearstream accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form, or such other procedures as are applicable for other securities.

Securities will be credited to the securities custody accounts of Euroclear and Clearstream accountholders on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading

Trading between DTC Participants

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to U.S. corporate debt obligations in DTC’s Same-Day Funds Settlement System for debt securities.

If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, settlement will be free of payment. If payment is made other than in U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

Trading between Euroclear and/or Clearstream Accountholders

We understand that secondary market trading between Euroclear and/or Clearstream accountholders will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form.

Trading between DTC and Euroclear or Clearstream

A purchaser of securities that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream at least one business day prior to settlement. The instructions will provide for the transfer of the securities from the selling DTC participant’s account to the account of the purchasing Euroclear or Clearstream participant. Euroclear or Clearstream, as the case may be, will then instruct the common depositary for Euroclear and Clearstream to receive the securities either against payment or free of payment.

The interests in the securities will be credited to the respective clearing system. The clearing system will then credit the account of the participant, following its usual procedures. Credit for the securities will appear on the next day, European time. Cash debit will be back-valued to, and the interest on the securities will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream cash debit will be valued as of the actual settlement date instead.

Euroclear participants or Clearstream participants will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to preposition funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Euroclear or Clearstream. Under this approach, participants may take on credit exposure to Euroclear or Clearstream until the securities are credited to their accounts one business day later.

As an alternative, if Euroclear or Clearstream has extended a line of credit to them, participants can choose not to preposition funds and will instead allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear participants or Clearstream participants purchasing securities would incur overdraft charges for one business day (assuming they cleared the overdraft as soon as the securities were credited to their accounts). However, interest on the securities would accrue from the value date. Therefore, in many cases, the investment income on securities that is earned during that one business day period may substantially reduce or offset the amount of the overdraft charges. This result will, however, depend on each participant’s particular cost of funds.

Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver securities to the depositary on behalf of Euroclear participants or Clearstream participants. The sale proceeds will be available to the DTC seller on the settlement date. For the DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.

Special Timing Considerations

You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the debt securities through Clearstream and Euroclear on days when those systems are open for business. Those systems may not be open for business on certain days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the debt securities, or to receive or make a payment or delivery of the debt securities, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used.

MATERIAL TAX CONSIDERATIONS

This section discusses the material United Kingdom withholding tax treatment of payments of interest in respect of, and the material U.S. federal income tax consequences of the acquisition, ownership, and disposition of U.S. dollar-denominated debt securities that we may issue, in each case as of the date of this prospectus. The discussion that follows is of a general nature, and additional disclosure regarding the tax treatment of specific debt securities may be provided in the prospectus supplement for such instruments. To the extent there is any inconsistency in the discussion of tax consequences between this prospectus and the applicable prospectus supplement, you should rely on the discussion in the prospectus supplement. Prospective investors are advised to consult their own tax advisers concerning the application of the United Kingdom tax and U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any other taxing jurisdiction or any applicable tax treaties, and the possible effect of changes in applicable tax law.

United Kingdom

The comments in this part are based on current United Kingdom tax law as applied in England and Wales and HM Revenue & Customs practice (which may not be binding on HM Revenue & Customs), in each case as of the date of this prospectus.

References in this part to “interest” shall mean amounts that are treated as interest for the purposes of United Kingdom taxation.

Interest on the debt securities

While the debt securities are and continue to be listed on a recognized stock exchange, within the meaning of Section 1005 Income Tax Act 2007, payments of interest by NG may be made without withholding or deduction for or on account of United Kingdom income tax. The London Stock Exchange is a recognized stock exchange for these purposes. Debt securities will be treated as listed on the London Stock Exchange if they are included in the Official List of the Financial Conduct Authority and are admitted to trading on the London Stock Exchange. The New York Stock Exchange, the Irish Stock Exchange and the Luxembourg Stock Exchange are also recognized stock exchanges for these purposes. Debt securities will be treated as listed on those exchanges if they are both admitted to trading on such exchanges and are officially listed in the respective jurisdictions in accordance with provisions corresponding to those generally applicable in countries in the European Economic Area. Accordingly, so long as the particular series of debt securities are listed on any such exchange, interest payments made on the debt securities will be payable without withholding or deduction for or on account of United Kingdom income tax. The applicable prospectus supplement will indicate the exchanges on which the debt securities are listed.

In all other cases, interest will generally be paid by NG under deduction of United Kingdom income tax at the basic rate (currently 20 per cent.), subject to the availability of other reliefs under domestic law or to any direction to the contrary from HM Revenue & Customs in respect of such relief as may be available pursuant to the provisions of any applicable double taxation treaty.

Investors who are in any doubt as to their position or would like to know more should consult their professional advisers.

U.S. Federal Income Taxation

The following is a summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of debt securities by a U.S. Holder (as defined below). This summary deals only with initial purchasers of debt securities at the “issue price” that are U.S. Holders and that will hold the debt securities as capital assets. The issue price is the first price to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) at which a substantial amount of the debt securities is sold for money. The discussion does not cover all aspects of U.S. federal income taxation that may be relevant to, or the actual tax effect that any of the matters described herein will have on, the acquisition, ownership or disposition of debt securities by particular investors (including consequences under the alternative minimum tax or net investment income tax), and does not address state, local, non-U.S. or other tax laws. This summary also does not discuss all of the tax considerations that may be relevant to certain types of investors subject to special treatment under the U.S. federal income tax laws (such as financial institutions, insurance companies, individual retirement accounts and other tax-deferred accounts, tax-exempt organizations, dealers in securities or currencies, investors that will hold the debt securities as part of straddles, hedging transactions or conversion transactions for U.S. federal income tax purposes, persons that have ceased to be U.S. citizens or lawful permanent residents of the United States, investors holding the debt securities in connection with a trade or business conducted outside of the United States, U.S. citizens or lawful permanent residents living abroad, U.S. holders that are required to take certain amounts into income no later than the time such amounts are reflected on an applicable financial statement, or investors whose functional currency is not the U.S. dollar). This summary deals only with debt securities that are due to mature 30 years or less from the date on which they are issued. If we issue debt securities that are due to mature more than 30 years from their date of issue, we will describe the U.S. federal income tax treatment of such debt securities in the applicable prospectus supplement.

As used herein, the term “U.S. Holder” means a beneficial owner of debt securities that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation created or organized under the laws of the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income tax without regard to its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or the trust has validly elected to be treated as a domestic trust for U.S. federal income tax purposes.

The U.S. federal income tax treatment of a partner in an entity or arrangement treated as a partnership for U.S. federal income tax purposes that holds debt securities will depend on the status of the partner and the activities of the partnership. Prospective purchasers that are entities or arrangements treated as partnerships for U.S. federal income tax purposes should consult their tax advisers concerning the U.S. federal income tax consequences to them and their partners of the acquisition, ownership and disposition of debt securities by the partnership.

This summary is based on the tax laws of the United States, including the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations thereunder, published rulings and court decisions, all as of the date hereof and all subject to change at any time, possibly with retroactive effect.

THE SUMMARY OF U.S. FEDERAL INCOME TAX CONSEQUENCES SET OUT BELOW IS FOR GENERAL INFORMATION ONLY. YOU SHOULD CONSULT YOUR TAX ADVISERS AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF ACQUIRING, OWNING, AND DISPOSING OF THE DEBT SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS AND POSSIBLE CHANGES IN TAX LAW.

Interest Payments

Payments or accruals of “qualified stated interest” (as defined below) (including any additional amounts paid in respect of withholding taxes and without reduction for any amounts withheld) on the debt securities will be includible in your gross income as ordinary interest income at the time you receive or accrue such amounts (in accordance with your regular method of tax accounting). The term “qualified stated interest” generally means stated interest that is unconditionally payable at least annually during the entire term of a debt security at a single fixed interest rate or, subject to certain conditions, at a floating rate based on one or more interest indices.

Unless otherwise specified in the applicable prospectus supplement, we expect interest payments on the debt securities to be treated as “qualified stated interest” and we expect the debt securities to be issued without “original issue discount” (i.e. the stated principal amount of the debt securities is not expected to exceed their issue price by an amount equal to or more than a statutorily defined de minimis amount, generally, 0.0025 multiplied by the stated principal amount and the number of complete years to maturity from the issue date) or bond premium. If we issue debt securities that have “original issue discount” or bond premium, or provide for payments of interest that we do not expect to be treated as “qualified stated interest” or denominated in a currency other than U.S. dollars, we will describe the tax treatment of such debt securities in the applicable prospectus supplement.

Interest paid by us on the debt securities constitutes foreign source income for U.S. federal income tax purposes. For foreign tax credit limitation purposes, interest on the debt securities generally will constitute passive income.

Sale, Exchange, Redemption and Other Disposition of the Debt Securities

Upon the sale, exchange, redemption or other disposition of the debt securities, you will recognize taxable gain or loss equal to the difference, if any, between the amount realized on the sale, exchange, redemption or other disposition (other than accrued but unpaid interest which will be treated as ordinary interest income) and your adjusted tax basis in such debt securities. Your adjusted tax basis in the debt securities generally will equal the cost of such debt securities reduced by any principal paid on the debt securities. The amount realized does not include the amount attributable to accrued but unpaid interest, which will be taxable as interest income to the extent not previously included in income. Any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if, at the time of sale, exchange, redemption or other disposition you held the debt securities for more than one year. The deductibility of capital losses is subject to certain limitations. Any gain or loss realized by a U.S. holder on the sale, exchange, redemption or other disposition of the debt securities generally will be treated as U.S. source gain or loss, as the case may be.

Information Reporting and Backup Withholding

Information returns may be filed with the Internal Revenue Service (“IRS”) in connection with payments of interest on the debt securities and the proceeds from a sale or other disposition of the debt securities unless the holder of the debt securities establishes an exemption from the information reporting rules. A holder of debt securities that does not establish such an exemption may be subject to U.S. backup withholding on these payments if the holder fails to provide its taxpayer identification number or otherwise comply with the backup withholding rules. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and you may be entitled to a refund, provided that the required information is furnished to the IRS. You should consult your tax advisors about these rules and any other reporting obligations that may apply to the ownership or disposition of debt securities, including requirements related to the holding of certain “specified foreign financial assets”.

FATCA Withholding

Certain provisions of U.S. law, commonly known as FATCA, impose reporting requirements and a withholding tax of 30 per cent. on, among other things, certain “foreign passthru payments” by non-U.S. financial institutions (“FFIs”) (including an intermediary through which debt securities are held) to persons that fail to meet certain certification or reporting requirements. The term “foreign passthru payment” is not yet defined. A number of jurisdictions (including the United Kingdom) have entered into, or have agreed in substance to, intergovernmental agreements to facilitate the implementation of FATCA with the United States (“IGAs”), which modify the way in which FATCA applies in their jurisdictions.

Certain aspects of the application of the FATCA provisions and IGAs to instruments such as the debt securities, including whether withholding would ever be required pursuant to FATCA or an IGA with respect to payments on instruments such as the debt securities, are uncertain and may be subject to change. Even if withholding would be required pursuant to FATCA or an IGA with respect to payments on instruments such as the debt securities, proposed regulations have been issued that provide that such withholding would not apply prior to the date that is two years after the date on which final regulations defining foreign passthru payments are published in U.S. Federal Register. In the preamble to the proposed regulations, the U.S. Treasury Department indicated that taxpayers may rely on these proposed regulations until the issuance of final regulations. Additionally, debt securities characterized as debt (or which are not otherwise characterized as equity and have a fixed term) for U.S. federal tax purposes that are issued on or prior to the date that is six months after the date on which final regulations defining “foreign passthru payments” are filed with the U.S. Federal Register generally would be “grandfathered” for purposes of FATCA withholding unless materially modified after such date.

In the event that FATCA withholding were relevant with respect to payments on the debt securities, if any amount were to be deducted or withheld from interest, principal or other payments on the debt securities as a result of FATCA, neither we nor any paying agent or any other person would be required to pay additional amounts as a result of the deduction or withholding.

FATCA is particularly complex and significant aspects of when and how FATCA will apply remain unclear. You should consult your own tax advisers to obtain a more detailed explanation of FATCA and to learn how these rules may affect you in your particular circumstances.

PLAN OF DISTRIBUTION

We may sell the debt securities directly to purchasers or underwriters or through agents, dealers or underwriters.

The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including the name or names of any underwriters, dealers or agents, the purchase price of the offered securities and the proceeds to us, from such price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such offered securities may be listed. Any public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The distribution of the offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

Agents appointed by us may solicit offers to purchase debt securities. The prospectus supplement will name these agents, who may be underwriters, and discuss any commissions payable to them. Unless otherwise indicated in the prospectus supplement, these agents will be acting on a best efforts basis for the period of their appointment. We may also sell debt securities to an agent as principal. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered debt securities. Agents may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If any underwriters are utilized in the sale of debt securities, we will enter into an underwriting agreement with such underwriters and the names of the underwriters and the terms of the transaction, including, commissions, discounts and any other compensation of the underwriters, if any, will be set forth in the prospectus supplement, which will be used by the underwriters to make resales of the debt securities to the public. If underwriters are utilized in the sale of the debt securities, the debt securities will be acquired by the underwriters for their own account and may be offered and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices, or at varying prices determined by the underwriters at the time of sale.

Our debt securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. Unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent. The underwriters will be obligated to purchase all of the debt securities of a series if they purchase any of such securities. We may grant to the underwriters options to purchase additional debt securities, to cover over-allotments, if any, at the public offering price (with additional underwriting discounts or commissions), as may be set forth in the prospectus supplement relating thereto. If we grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement relating to such securities. The underwriters may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If a dealer is utilized in the sale of debt securities in respect of which this prospectus is delivered, we will sell the debt securities to the dealer, as principal. The dealer may then resell the debt securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the debt securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement. Dealers may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Offers to purchase offered securities may be solicited directly by us, and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the related prospectus supplement.

Debt securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more marketing firms, or remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the debt securities remarketed thereby. Remarketing firms may be entitled under agreements which may be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If indicated in the prospectus supplement, we will authorize agents, underwriters, dealers or other persons to solicit offers by certain purchasers to purchase debt securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to only those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such offers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Each series of debt securities will be a new issue and will have no established trading market. We may elect to list any series of debt securities on an exchange but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the debt securities.

Underwriters, dealers, agents and remarketing firms, or their affiliates, may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

Certain legal matters in connection with the debt securities to be offered hereby will be passed upon for us by Linklaters LLP. Certain legal matters in connection with the debt securities to be offered hereby will be passed upon for any underwriters or agents by counsel to be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from National Grid plc’s Annual Report on Form 20-F, and the effectiveness of National Grid plc’s internal control over financial reporting have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

ENFORCEMENT OF CIVIL LIABILITIES UNDER UNITED STATES FEDERAL

SECURITIES LAWS

We are an English public limited company. Most of our directors and executive officers are resident outside the United States and a substantial portion of our assets and the assets of such persons are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon these persons or to enforce against them or us in U.S. courts judgments obtained in U.S. courts predicated upon the civil liability provisions of the federal securities laws of the United States. We have been advised by Linklaters LLP that there is doubt as to enforceability in England and Wales, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities predicated solely upon the federal securities laws of the United States. National Grid plc have consented to service of process in New York City for claims based upon the indenture and the debt securities described under “Description of the Debt Securities.”

NATIONAL GRID PLC

U.S.$    % Notes due 20

PROSPECTUS SUPPLEMENT

    , 2026

Joint Book-Running Managers

Morgan Stanley	SMBC Nikko	TD Securities	Wells Fargo Securities